UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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WOLFSPEED, INC.
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_________________________________________________________________

To the Stockholders of Wolfspeed, Inc.:

The 2026 Annual Meeting of Stockholders of Wolfspeed, Inc. (the “Annual Meeting”) will be held virtually at www.virtualshareholdermeeting.com/WOLF2026 on Tuesday, October 27, 2026, at 12:00 p.m. Eastern time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:
•Proposal No. 1—Election of seven directors
•Proposal No. 2—Approval of the 2026 Employee Stock Purchase Plan
•Proposal No. 3—Advisory (nonbinding) vote to approve executive compensation
•Proposal No. 4—Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 27, 2027
All stockholders are invited to attend the meeting. Only stockholders of record at the close of business on August 31, 2026 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Melissa Garrett
Secretary
Durham, North Carolina
September 11, 2026

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 15, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our 2026 Proxy Statement and 2026 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting, please submit voting instructions for your shares promptly using the directions on your Notice of Internet Availability of Proxy Materials or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

WOLFSPEED, INC.
____________________
PROXY STATEMENT
____________________

2026 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders	•	Place: Virtually at www.virtualshareholdermeeting.com/WOLF2026
	•	Date and time: Tuesday, October 27, 2026, at 12:00 p.m.
	•	Record Date: August 31, 2026
	•	Approximate Date of Availability of Proxy Materials: September 15, 2026
•
Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of seven directors (FOR THE NOMINEES)
	•	Approval of 2026 Employee Stock Purchase Plan (FOR)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)
	•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 27, 2027 (FOR)

Board nominees	•	Anthony M. Abate. Executive Chairman of GTT Communications, Inc. and the lead director of Southeastern Grocers. Director since September 2025.
	•	Michael W. Bokan. Retired Senior Vice President of Worldwide Sales of Micron Technology. Director since September 2025.
	•	Robert A. Feurle. Chief Executive Officer of the Company. Director since May 2025.
	•	Hong Q. Hou. President and Chief Executive Officer of Semtech Corporation. Director since September 2025.
	•	Mark E. Jensen. Director of Lattice Semiconductor Corporation and former executive at Deloitte & Touche LLP. Director since May 2025.
	•	Andreas W. Mattes. Former President and Chief Executive Officer of Coherent, Inc. Director since July 2026.
	•	Paul V. Walsh, Jr. Board member of Semtech Corporation and Kopin Corporation and former Chief Financial Officer at Allegro MicroSystems, Inc. Director since May 2025.

Executive officers	•	Robert A. Feurle, Chief Executive Officer
	•	Gregor van Issum, Executive Vice President and Chief Financial Officer
	•	David T. Emerson, Ph.D., Executive Vice President and Chief Operating Officer
	•	Bradley D. Kohn, Executive Vice President and Chief Legal and Global Affairs Officer

Advisory (nonbinding) vote to approve executive compensation	Annually, our stockholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

Independent auditors
Although not required, we ask stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending June 27, 2027. Our Board of Directors recommends a FOR vote.

MEETING INFORMATION

The Board of Directors of Wolfspeed, Inc. (the “Company”) is asking for your proxy for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held virtually online on Tuesday, October 27, 2026, at 12:00 p.m. Eastern time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the seven directors listed in this proxy statement; (2) approval of the 2026 Employee Stock Purchase Plan (the “ESPP”); (3) advisory (nonbinding) vote to approve executive compensation; and (4) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 27, 2027.
You can attend the meeting online, vote your shares, and submit questions by visiting www.virtualshareholdermeeting.com/WOLF2026 and entering your unique 16-digit “Control Number” that is printed on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that you received. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the phone number posted on the date of the Annual Meeting at www.virtualshareholdermeeting.com/WOLF2026 for general technical questions. If you lost your 16-digit control number or are not a stockholder, you will still be able to attend the meeting by visiting www.virtualshareholdermeeting.com/WOLF2026 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares at the meeting or submit questions during the meeting.
The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the ESPP, FOR the advisory (nonbinding) vote to approve executive compensation, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 27, 2027.
Beginning on or about September 15, 2026, proxy materials for the annual meeting, including this proxy statement and our 2026 Annual Report, are being made available to stockholders entitled to vote at the Annual Meeting. The Annual Report is not part of our proxy soliciting materials.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on October 27, 2026:
The Annual Report and proxy statement will be available on the Internet at
www.wolfspeed.com/annualmeeting
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our stockholders primarily via the Internet. Beginning on or about September 15, 2026, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only stockholders of record of the Company at the close of business on August 31, 2026 are entitled to vote at the Annual Meeting and any adjournments of the meeting. As of the record date, there were 52,930,569 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or at the Annual Meeting using one of the following methods:
•Voting by Internet. You can vote over the Internet at www.proxyvote.com. The deadline for voting over the Internet is Monday, October 26, 2026 at 11:59 p.m. Eastern time.
•Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Monday, October 26, 2026 at 11:59 p.m. Eastern time.
•Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, October 26, 2026.
•Voting at the Annual Meeting. If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date (August 31, 2026), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/WOLF2026 and following the instructions to vote or submit questions during the meeting. In order to vote you will need the 16-digit control number that appears on your Notice, proxy card or voting instruction form, as applicable. Each stockholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of common stock, you may receive and need to vote more than one control number.
How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting virtually; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR approval of the ESPP, FOR the advisory (nonbinding) vote to approve executive compensation, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 27, 2027.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are not permitted to vote in the election of directors (and many other matters, including Proposals 2 and 3) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 4 if you do not instruct your broker how you wish to vote your shares.

Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority in voting power of the stock issued and outstanding and entitled to vote is present by remote communication or represented by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required
•Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The seven nominees who receive the most votes will be elected to fill the available positions. Stockholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes; however, because directors will be elected by a plurality of votes cast, votes withheld will have no effect in an uncontested election of directors (except as follows).
As set forth in the Corporate Governance Guidelines adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chair prior to the first regular meeting of the Board that follows the meeting of stockholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective only if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.
•Proposal 2 (Approval of the 2026 Employee Stock Purchase Plan). The proposed ESPP will be approved if it receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.
•Proposal 3 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if it receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
•Proposal 4 (Ratification of Appointment of Auditors). Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2027 will be approved if it receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Although stockholder ratification of the appointment is not required by law or the Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the stockholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the stockholders.
Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
All seven persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as directors of the Company. The Board and Mr. Musser, who has served on the Board since September 2025, have mutually agreed that he will not stand for re-election at the Annual Meeting. In addition, on August 20, 2026, Renesas Electronics Corporation informed the Company that its representative on the Board, Mr. Bolisay, will be resigning from the Board effective September 27, 2026. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the proxies solicited by the Board of Directors may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of stockholders or until such time as his or her successor has been duly elected and qualified.

The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Guidelines, including that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Guidelines, under which the Chief Executive Officer is expected to hold shares with a value not less than six times his base salary, and each non-employee member of the Board is expected to hold shares with a value not less than five times the sum of the director’s annual cash retainers for service on the Board and on Board committees, within five years after election or appointment to the Board. A copy of the Corporate Governance Guidelines is available on the Company’s website at https://investor.wolfspeed.com under “Governance”.
Under the charter of the Governance and Nominations Committee, the Governance and Nominations Committee is responsible for identifying from a wide field of candidates and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Governance and Nominations Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Anthony M. Abate	62
Mr. Abate is an experienced board director, entrepreneur, and executive with more than four decades of leadership in technology, telecom, and consumer sectors. Mr. Abate currently serves as chairperson of GTT Communications, Inc., a global Tier-1 IP network as a service provider, Mitel Networks Corporation, a business communications and collaboration service provider, and Tacora Resources Inc., a specialty iron-ore mining company. Previously he served as independent director of Denbury Inc. (NYSE: DEN) until it was acquired by Exxon Mobil Corporation in 2023, chairperson and lead director of Southeastern Grocers, and independent director of TOPS Markets (now Northeastern Grocers), Broadview Networks, Looking Glass Networks, and Cbeyond Communications.
Mr. Abate spent 20 years in operating roles, most recently as executive chairperson of GTT Communications post its financial restructuring, reverting to non-executive chair in 2024 after rebuilding the management team. Mr. Abate also served as chief operating officer and chief financial officer of Echo360, Inc., a global SaaS education and corporate training platform, from 2007 to 2021. Prior to his operating roles, Mr. Abate spent a decade as an investor at Battery Ventures and Whitney & Co. Mr. Abate also served as a strategy consultant in the TMT sector for McKinsey & Company. Mr. Abate holds a MBA from Harvard Business School and a Bachelor of Science in Electrical Engineering from Duke University.
Mr. Abate’s qualifications to serve as a director and as Chair of the Board include his extensive governance experience across multiple public and private company boards, his financial and operational expertise as a former chief financial officer and chief operating officer, his cybersecurity oversight experience, and his direct experience guiding a company through financial restructuring.
			September 2025
Michael W. Bokan	65
Mr. Bokan is a seasoned semiconductor executive with nearly three decades of leadership positions at Micron Technology (Nasdaq:MU), a semiconductor manufacturing company. He most recently served as Senior Vice President of Worldwide Sales from September 2018 until his retirement in May 2025. Prior to that, he held a number of leadership positions at Micron, including Corporate Vice President of Worldwide Sales and Vice President of OEM Sales. Before joining Micron, Mr. Bokan worked in the medical industry in sales, management, and organizational development roles. He holds a Bachelor of Science in Business from Colorado State University.
Mr. Bokan’s qualifications to serve as a director include his long history of executive leadership positions at a semiconductor company that involved experience leading global sales organizations through business growth initiatives.
			September 2025

Name	Age	Principal Occupation and Background	Director Since
Robert A. Feurle	56
Mr. Feurle has served as the Company’s Chief Executive Officer since May 2025. Previously, Mr. Feurle served as Executive Vice President and General Manager of the Business Unit Opto Semiconductors at ams-OSRAM AG (SIX:AMS), a light and sensor developer and producer and semiconductor manufacturer, and a member of the company’s Executive Committee since March 2022. He also served as Executive Vice President and General Manager of the Business Unit Image Sensor Solutions at ams-OSRAM AG from July 2020 to March 2022. Mr. Feurle previously served as Vice President and General Manager of Integrated Solutions and Discretes at Infineon Technologies AG from November 2015 to June 2020. Prior to Infineon Technologies, he served as Vice President of Marketing and Program Management for the Compute and Networking Business at Micron Technology, Inc. (Nasdaq: MU) from April 2009 to November 2015. Earlier, he served as Senior Vice President and General Manager of the DRAM Business Unit and then the Graphics DRAM Business Unit at Qimonda AG from December 2005 to March 2009. He also held various roles at Infineon Technologies from August 1999 to May 2005, including Director of Embedded DRAM Development and later Senior Director of the Specialty DRAM Product Line. He began his career at Siemens AG in 1996. Mr. Feurle holds a degree in Electrical Engineering from the University of Applied Sciences in Konstanz, Germany.
Mr. Feurle brings to the board extensive leadership and deep industry experience from his long career serving in management positions in the semiconductor industry. Further, Mr. Feurle’s leadership position as the Chief Executive Officer of the Company equips him with a unique perspective to inform Board deliberations on the vision for the Company moving forward in addition to crucial insights on the general management and operations of the Company.
			May 2025
Hong Q. Hou	62
Dr. Hou has served as president and chief executive officer of Semtech Corporation (Nasdaq:SMTC), a fabless semiconductor IC and cellular IoT systems and service company, since June 2024 and as a member of Semtech’s Board of Directors since July 2023. Before this, Dr. Hou most recently served as president of the Semiconductor Group at Brooks Automation, a provider of automated wafer handling and contamination control solutions for the semiconductor manufacturing industry, from February 2023 until June 2024. Prior to that, Dr. Hou was corporate vice president and general manager of the cloud and edge networking group of Intel Corporation (Nasdaq:INTC), a semiconductor manufacturing company, from August 2018 until February 2023. Previously, Dr. Hou held executive leadership positions at Fabrinet (NYSE:FN), AXT, Inc. (Nasdaq:AXTI), and EMCORE Corporation (Nasdaq:EMKR). He also held technical roles at Bell Laboratories and Sandia National Laboratories. Dr. Hou holds a Ph.D. in Electrical Engineering from the University of California at San Diego and a Bachelor of Science from Jilin University, China.
Dr. Hou’s qualifications to serve as a director include his extensive experience as an accomplished, multi-national technology executive who has been recognized as a global enterprise leader with a strong technical and business transformation record in dynamic, competitive markets.
			September 2025

Name	Age	Principal Occupation and Background	Director Since
Mark E. Jensen	76
Mr. Jensen served as an executive at Deloitte & Touche LLP until his retirement in 2012, holding a variety of leadership roles including U.S. Managing Partner–Audit and Enterprise Risk Services, Technology Industry, and U.S. Managing Partner–Venture Capital Services Group. Prior to joining Deloitte, Mr. Jensen was Chief Financial Officer of Redleaf Group and served as Managing Partner of Arthur Andersen LLP’s Silicon Valley Office, where he also led the firm’s Global Technology Industry Practice. Mr. Jensen currently serves on the board of Lattice Semiconductor Corporation (Nasdaq:LSCC), and previously served on the boards of Exabeam, Inc., Unwired Planet, Inc., Control4 Corporation, ForeScout Technologies, Inc. and Chrome Holding Co. (formerly known as 23andMe Holding Co.) (OTC:MEHCQ). He brings extensive experience in finance, accounting, and corporate governance, particularly within the technology and semiconductor sectors.
Mr. Jensen’s qualifications to serve as a director include business experience in a number of advanced technology industry segments and substantial financial expertise. Mr. Jensen has experience in executive management derived from his service as an executive officer, as the managing partner of a significant practice of a major accounting firm and service as a member of a public company board of directors.
			May 2025
Andreas W. Mattes	65
Mr. Mattes served as the President and Chief Executive Officer of Coherent, Inc. (Nasdaq: COHR), a leading provider of laser and laser-based technologies for scientific, commercial, and industrial applications, from April 2020 until his retirement in July 2022. Prior to Coherent, from July 2019 to April 2020, Mr. Mattes served as a Senior Advisor at McKinsey & Company, where he focused on advising international businesses on high-impact transformations, agile change, and positioning companies for growth. From 2013 to 2017, he was the Chief Executive Officer and board member of Diebold Nixdorf Incorporated, and also served as its President from 2013 to 2016. He has held senior leadership roles at Hewlett Packard and Siemens. Mr. Mattes currently serves as a member of the Supervisory Board of ams-OSRAM AG and as Chairman of the Supervisory Board of AT&S AG (Austria Technologie & Systemtechnik), and serves on the board of directors of Cohu, Inc. (Nasdaq: COHU), in addition to providing consulting services through Therton Advisory since January 2023 and McKinsey & Company since November 2022. Mr. Mattes previously served on the board of Velodyne Lidar, Inc. (Nasdaq: VLDR) until its merger with Ouster, Inc. in February 2023.
Mr. Mattes’s qualifications to serve as a director include his extensive experience as an accomplished, multinational technology executive, including his service as chief executive officer of a leading laser and photonics company and senior leadership roles across the semiconductor, technology, and industrial sectors, together with his global board experience.
			July 2026

Name	Age	Principal Occupation and Background	Director Since
Paul V. Walsh, Jr.	62
Mr. Walsh served as Chief Financial Officer, Senior Vice President and Treasurer at Allegro MicroSystems, Inc. (Nasdaq:ALGM), a global semiconductor company focused on sensor and power integrated circuits for automotive and industrial applications, from 2014 until his retirement in 2022. Prior to Allegro, Mr. Walsh was Chief Financial Officer and Senior Vice President at Rocket Software, Inc., a global software development firm, from 2013 to 2014. From 2004 to 2013, he held several financial leadership roles at Silicon Laboratories Inc. (Nasdaq:SLAB), including Chief Financial Officer and Senior Vice President from 2011 to 2013 and Chief Accounting Officer and Vice President of Finance from 2006 to 2011. Mr. Walsh currently serves on the boards of Semtech Corporation (Nasdaq:SMTC) and Kopin Corporation (Nasdaq:KOPN), and previously served on the boards of Nitero, Inc. and Grande Communications Networks, LLC. He brings more than 30 years of operational and financial leadership in the semiconductor industry.
Mr. Walsh’s qualifications to serve as a director include his extensive experience in the global semiconductor industry, with service as Chief Financial Officer for two public companies in the industry, which we believe provides our Board with valuable executive-level insights and broad and diverse operational industry experience.
			May 2025

Summary of Skills of Nominees

The Board of Directors recommends stockholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Feurle serves as both an executive officer of the Company and a member of the Board of Directors. Gregor van Issum (age 48), David T. Emerson, Ph.D. (age 57) and Bradley D. Kohn (age 58) also serve as executive officers of the Company.
Mr. van Issum was appointed as Executive Vice President and Chief Financial Officer of the Company effective September 1, 2025. He most recently served as EVP, Group Controller and Chief Transformation and Performance Officer at ams-OSRAM AG (SIX: AMS), a light and sensor developer and producer and semiconductor manufacturer, and a member of the company’s Executive Committee, beginning in June 2020. He also served as Senior Vice President and Head of F&A at ams-OSRAM AG from March 2018 to June 2020. Mr. van Issum previously held various roles at NXP Semiconductors (Nasdaq: NXPI) from 2007 to 2018. He began his career at Royal Philips in 2002. Mr. van Issum holds a master's degree in Information Economics from Tilburg University in Tilburg, the Netherlands, and a degree in Executive Master of Finance and Control at the University of Maastricht in Maastricht, the Netherlands.
Dr. Emerson was appointed as Executive Vice President and Chief Operating Officer of the Company effective June 23, 2025. He most recently served as Principal of Triphammer Solutions, LLC, a consulting firm, beginning in July 2022. From January 2020 to June 2022, Dr. Emerson served as President, Chief Executive Officer, and a board member of EmitBio, Inc., a medical device light therapy company. Prior to that time, Dr. Emerson held multiple positions with the Company (when operating as Cree, Inc.) for more than 20 years, including serving as Executive Vice President of the LED Products business from September 2017 to December 2018 (having led the LED Products business as General Manager of that business since December 2013). Dr. Emerson holds both a Ph.D. and BS in Electrical and Electronics Engineering from Cornell University.
Mr. Kohn was appointed as Executive Vice President and Chief Legal and Global Affairs Officer of the Company effective May 11, 2026. He most recently served as Senior Vice President, General Counsel and Corporate Secretary of Martin Marietta Materials, Inc. (NYSE: MLM), a leading supplier of aggregates and heavy building materials, from December 2024 until February 2026. Prior to Martin Marietta, Mr. Kohn served as Senior Vice President, General Counsel and Corporate Secretary of the Company from 2013 until 2024. Earlier in his career, he spent nearly eight years at MEMC Electronic Materials Inc. (now part of GlobalWafers) as General Counsel, Senior Vice President and Corporate Secretary, where he also led Business Development for a period of his tenure. Before joining MEMC, Mr. Kohn was a Partner in the Corporate Securities Group at Pillsbury Winthrop Shaw Pittman LLP in its Palo Alto office, where he represented technology companies in mergers and acquisitions, corporate securities transactions, and general corporate matters. Mr. Kohn holds a Juris Doctor degree from the University of Michigan Law School and a Bachelor of Business Administration degree in Accounting, Finance and Real Estate and Urban Land Development from the University of Wisconsin-Madison.
Code of Ethics and Code of Conduct
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at https://investor.wolfspeed.com under “Governance”. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Wolfspeed, Inc., 4600 Silicon Drive, Durham, NC 27703.
We have also adopted a Code of Conduct that applies to all of our employees, including our officers, and our directors. The Code of Conduct sets forth our policies and expectations for employees and directors to act ethically and in compliance with applicable laws, rules and regulations generally and with respect to certain specific topics. The full text of our Code of Conduct is published on our website at https://investor.wolfspeed.com under “Governance”.

Board Composition and Independence of Directors
The size of the Board of Directors is fixed by resolution of the Board, presently set at nine members. Seven persons have been nominated for election at the Annual Meeting. The proxies solicited by the Board of Directors cannot be voted for more than seven nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of the New York Stock Exchange (the “NYSE,” and such rules, the “NYSE Listing Rules”). Currently, the Board of Directors is composed of Messrs. Abate, Bokan, Bolisay, Feurle, Jensen, Mattes, Musser, and Walsh and Dr. Hou. The Board of Directors has determined that seven of the present directors— Messrs. Abate, Bokan, Jensen, Mattes, Musser, and Walsh and Dr. Hou—are each an “independent director” within the meaning of the applicable NYSE Listing Rules. In addition, the Board of Directors previously determined that Messrs. Hodge, Jackson, Riley, Smith, and Werner and Mses. Dorchak and Le, who served on the Board during a portion of fiscal 2026, were each an “independent director” within the meaning of the applicable NYSE Listing Rules.
The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chair of the Board, the Lead Independent Director (if the Chair is not independent), and the Chair of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chair of the Board under our Bylaws are to preside at meetings of the Board of Directors and stockholders and to perform such other duties as may be directed by the Board from time to time. The Chair also has the power to call meetings of the Board of Directors and of the stockholders. Mr. Abate has served as Chair of the Board since September 2025.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairpersons of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Guidelines, the Chair of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee. The Board of Directors has also established an ad hoc Finance and Strategy Committee to assist with oversight of the Company’s strategy and potential financing opportunities.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the stockholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Abate hold the position of Chair of the Board. This determination is based in part upon the experience, leadership qualities and skills that Mr. Abate brings to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. As such, the Board determined that Mr. Abate’s ability to lead discussions on matters affecting the Company maximizes the efficiency and productivity of the deliberations of the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chair and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting itself or through one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry, changes in economic conditions and cybersecurity. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance. The Company’s General Counsel attends Audit Committee meetings and is responsible for the Company’s global corporate compliance program, consisting of legal and regulatory policies and procedures, that includes employee training on how to implement and comply with these policies and procedures.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Pearl Meyer & Partners, LLC (“Pearl Meyer”), independent consultants to the Compensation Committee for fiscal 2026, specifically relating to our executive compensation. The risk assessment of compensation policies and practices focused on programs with variable compensation, including awards under our long-term incentive plans and our cash incentive bonus plan. Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking.  We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our stockholders.
Corporate Social Responsibility
The Company is committed to creating a responsible, resilient and sustainable business ecosystem. Our focus is on making a meaningful impact on our people, communities and the environment.
For more than 35 years, since the Company’s beginnings in a lab at NC State University, the Company has been innovating and delivering technology solutions designed to enable our customers and society to do more with less—by supplying semiconductor components that enable greater efficiency and performance, smaller systems, and lower costs. We’re leading the transformation from silicon to silicon carbide as we help shape the future of semiconductor markets, the transition to electric vehicles, the evolution of renewable energy and energy storage, and the advancement of industrial, artificial intelligence, and aerospace and defense applications.
People and Communities
We are committed to creating and sustaining a culture where all employees are engaged and can contribute to their full potential. Our culture fosters an inclusive workplace, and our hiring efforts develop employees from the communities where we operate. Employee health and safety is key to our culture and success. Our employees are empowered to actively identify safety issues, take ownership for working safely, openly report concerns, and recognize positive behaviors that promote a safe work environment. We aim to hire the best available talent, develop our employees, and promote from within. We fuel long-term growth opportunities through an internal mobility practice that combines ongoing workforce development, leadership training, education assistance and career path planning.
We continue to strengthen our culture of empowering and listening to our people. Our employees have created nine employee resource groups (“ERGs”) with hundreds of participants. With the input from these ERGs, we have been steadily improving the inclusivity of our culture along with our people’s daily experience, including benefits programs that more closely align with their needs. Providing our employees with an environment to do their best work is our top priority.
Culture & Community
Wolfspeed strives to foster an inclusive and engaged workplace culture where every employee feels valued, respected, and empowered to thrive. By building a strong sense of community where employees feel connected and supported, we aim to enhance collaboration and innovation, enabling employees to show up each day to do their best and most productive work.
Our efforts to foster an inclusive and engaged workplace include our ERGs and a Culture & Community team who partners with our Human Resources department. Our ERGs include The Asian American and Pacific Islander ERG; The Black|Hispanic|Latinx ERG; The Mental Health Allies ERG; The PRIDE ERG; The Veterans Pact ERG; The Women’s Initiative ERG; the Early-In-Career ERG; the Interfaith Networks ERG; and The Trailblazers ERG. We believe these ERGs and their initiatives help contribute to the development of future leaders, increased employee engagement, expanded market reach and cultivating an inclusive culture.
Environmental Sustainability
Our business is anchored in the transformative power of silicon carbide technology. Our pioneering products are catalysts for energy-efficient solutions that reduce greenhouse gas emissions and diminish reliance on fossil fuels. Our ambition is to craft products that not only champion energy efficiency but also minimize ecological footprints and embody sustainable life cycles in line with circular economy principles.
As we increase our production capabilities, our commitment to environmental stewardship remains paramount. Our operations strive to continually enhance our environmental performance, reducing the cumulative impact of our manufacturing activities. Our expansion is synonymous with sustainability; our new facilities are designed with integrated conservation measures, encompassing energy, water, and waste management.
In tandem with our environmental initiatives, we uphold a “Zero-Defect Mindset” across our manufacturing sites. This philosophy is focused on curtailing waste, optimizing raw material utilization, and elevating customer satisfaction. It is a cornerstone in meeting the stringent quality demands of our target industries and is reflective of our commitment to product excellence and reliability.
For more information about our corporate responsibility efforts, please refer to the Sustainability section of our website at https://www.wolfspeed.com/company/sustainability. These materials and our website are not incorporated by reference in, and are not part of, this proxy statement.
Attendance at Meetings
The Board of Directors held 19 meetings during fiscal 2026. Each incumbent director, other than Mr. Bolisay, attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service.
In accordance with our Corporate Governance Guidelines, our independent directors hold regularly scheduled meetings, convened and presided over by the Chair (or if the Chair is not independent, by the Lead Independent Director), immediately following each regularly scheduled Board meeting.

The Company expects all directors to attend each annual meeting of stockholders absent good reason. All seven directors serving at that time and standing for reelection attended the 2025 Annual Meeting of Stockholders (attended virtually).
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. In addition to these three standing committees, the Board of Directors has also established an ad hoc Finance and Strategy Committee, as described below. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at https://investor.wolfspeed.com under “Governance”. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; (3) the independent auditor’s qualification and independence; (4) the Company’s compliance with legal and regulatory requirements; and (5) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee during fiscal 2026 were Messrs. Hodge and Jackson (until September 29, 2025), and Messrs. Bokan (from September 29, 2025), Jensen and Walsh. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Walsh is Chair of the Audit Committee and has served in that capacity since September 2025. The Board of Directors has determined that Mr. Jensen is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held 13 meetings during fiscal 2026. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to stockholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the stockholders; (2) evaluating and recommending to the Compensation Committee the compensation of independent directors serving on the Board of Directors and on committees of the Board, including without limitation the terms of any deferred compensation plan and jointly making recommendations to the Board of Directors on these items; (3) developing and recommending to the Board of Directors Corporate Governance Guidelines for the Company; (4) evaluating the Board of Directors and its dealings with management as well as appropriate committees of the Board of Directors; (5) assisting the Board of Directors in discharging its oversight responsibility related to environmental, social and governance (“ESG”) matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity and inclusion, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company; and (6) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee during fiscal 2026 were Messrs. Smith and Werner and Mses. Dorchak and Le (until September 29, 2025), and Messrs. Bokan, Jensen and Musser (from September 29, 2025). The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Jensen is Chair of the Governance and Nominations Committee and has served in that capacity since September 2025. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by stockholders. The Governance and Nominations Committee will consider written nominations properly submitted by stockholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2027 Annual Meeting of Stockholders” on page 64 below. The Governance and Nominations Committee held four meetings during fiscal 2026. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement. The Compensation Committee also evaluates the compensation of independent directors and related recommendations of the Governance and Nominations Committee, including without limitation on the topics of the terms of any deferred compensation plan, and, where deemed appropriate, jointly makes recommendations to the Board of Directors for such compensation.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan, other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate, to the Company’s CEO, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Compensation Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its June and August meetings each year. The Compensation Committee solicits the recommendations of the Company’s CEO with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee initially engaged Compensia, Inc. (“Compensia”) to conduct an annual review of the Company’s compensation program for its executive officers and directors for fiscal 2026. In February 2026, the Compensation Committee replaced Compensia as its independent compensation consultant with Pearl Meyer. Compensia and Pearl Meyer each provided the Compensation Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Compensia and Pearl Meyer for additional services as further discussed in the section entitled “Role of the Independent Compensation Consultant” on page 31 below.
The members of the Compensation Committee during fiscal 2026 were Messrs. Riley and Werner and Mses. Dorchak and Le (until September 29, 2025), and Messrs. Abate and Musser and Dr. Hou (from September 29, 2025). Mr. Mattes was appointed to the Compensation Committee in connection with his appointment to the Board following the end of fiscal 2026. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Abate is Chair of the Compensation Committee and has served in that capacity since September 2025. The Compensation Committee held 13 meetings during fiscal 2026. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Finance and Strategy Committee
The Finance and Strategy Committee was established by the Board of Directors as an ad hoc special committee during fiscal 2026. The Finance and Strategy Committee assists the Board of Directors in overseeing the development, execution and assessment of potential financing opportunities for the Company, as well as the Company’s strategy, including strategic initiatives, technology initiatives, business development activities, mergers and acquisitions, intellectual property and emerging industry trends. The members of the Finance and Strategy Committee during fiscal 2026 were Messrs. Jensen (Chair), Abate, Mattes and Walsh.
Related Person Transactions
Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.
Relationship with Renesas
Renesas Electronics America Inc. (“Renesas”) became a significant stockholder of the Company in connection with the Company’s emergence from its prepackaged Chapter 11 cases (the “Chapter 11 Cases”) on September 29, 2025 (the “Effective Date”). Renesas was one of the key stakeholders that was party to the Restructuring Support Agreement, dated as of June 22, 2025, that formed the basis of the Company’s balance sheet restructuring. Pursuant to the Company’s confirmed plan of reorganization (the “Plan”), Renesas received 16,852,372 shares of common stock (making Renesas a greater than 5% stockholder and thereby a “related person”), which were issued to Renesas on January 29, 2026 following receipt of all required regulatory approvals.
During the fiscal year ended June 28, 2026 (“fiscal 2026”), the Company was party to the following transactions with Renesas, each of which was effected pursuant to, or in connection with, the Plan and the Restructuring Support Agreement.
Customer Refundable Deposit Agreement. The Company and Renesas were parties to an unsecured Customer Refundable Deposit Agreement, dated as of July 5, 2023, as amended (the “CRD Agreement”), under which Renesas agreed to provide the Company up to $2.0 billion in unsecured deposits in connection with a ten-year wafer supply arrangement. The Company received an initial deposit of $1.0 billion in July 2023, a $500.0 million deposit in February 2024, and a final $500.0 million deposit in June 2024. The deposits bore interest, payable semi-annually, at a base rate of 6% per annum, subject to increase to 10% or 15% in connection with any inability of the Company to satisfy supply targets under the related wafer supply agreement. The filing of the Chapter 11 Cases constituted an event of default that accelerated the Company’s obligations under the CRD Agreement, and the outstanding deposits (the “CRD Agreement Deposits”), which totaled approximately $2.1 billion including accrued and unpaid interest as of the petition date, were discharged and terminated on the Effective Date.
Consideration received by Renesas under the Plan. In discharge of the CRD Agreement Deposits pursuant to the Restructuring Agreement and the Plan, Renesas received on account of its claims: (i) approximately $203.6 million in aggregate principal amount of 2.5% Convertible Second-Lien Senior Secured Notes due 2031 (the “2L Renesas Convertible Notes”); (ii) a warrant to purchase an aggregate of 4,943,555 shares of common stock at an exercise price of $23.95 per share (the “Renesas Warrant”); and (iii) 16,852,372 shares of common stock (as described above). The issuance of the shares and the exercisability of the Renesas Warrant were conditioned on receipt of required regulatory approvals, including approval by the Committee on Foreign Investment in the United States (CFIUS) and applicable antitrust and foreign-investment clearances, all of which were obtained on January 29, 2026.
New 2L Renesas Convertible Notes. On the Effective Date, the Company and its subsidiary guarantor entered into an indenture governing the 2L Renesas Convertible Notes. The 2L Renesas Convertible Notes bear interest at 2.5% per annum, payable in cash semi-annually, mature on June 15, 2031, and are convertible into cash, common stock, or a combination thereof at the Company’s election at a conversion price of $18.35 per share. As of June 28, 2026, the 2L Renesas Convertible Notes had an outstanding principal amount of $203.6 million. On March 26, 2026, the Company entered into a First Supplemental Indenture that amended certain covenants governing the 2L Renesas Convertible Notes.
Investor Rights and Disposition Agreement. On the Effective Date, the Company entered into an Investor Rights and Disposition Agreement with Renesas (the “Investor Rights Agreement”). The Investor Rights Agreement grants Renesas the right to designate one member of the Board, subject to receipt of regulatory approvals and Renesas holding more than 10% of the common stock. The agreement also imposes a limitation preventing Renesas from voting shares beneficially owned in excess of 9.9% of the Company’s aggregate voting power, and a limitation providing that any conversion or exercise of securities resulting in Renesas beneficially owning more than 39.9% of the aggregate voting power is null and void. These limitations apply through January 1, 2027, and automatically renew annually, unless earlier terminated by Renesas pursuant to the terms of the Investor Rights Agreement. Renesas may terminate these limitations at any time if the Company submits to stockholders proposals involving a change of control, issuance of common stock (or convertible/exercisable instruments), amendments to the certificate of incorporation or bylaws adversely affecting Renesas’s rights, or other matters adversely affecting such rights. Mr. Bolisay was appointed as the designee of Renesas under the Investor Rights Agreement. On August 20, 2026, Renesas Electronics Corporation, Renesas’ parent company, informed the Company that Mr. Bolisay would be resigning from the Board effective September 27, 2026. Renesas will be appointing a Board observer effective September 27, 2026, and retains its rights to re-designate a member of the Board in the future in accordance with the Investor Rights Agreement.
Registration Rights Agreement. On the Effective Date, the Company entered into a Registration Rights Agreement with Renesas and certain holders of the 2.5% Convertible Second-Lien Senior Secured Notes due 2031, providing the counterparties with registration rights covering their registrable securities. The Company was required to file a shelf registration statement covering the registrable securities held by Renesas, an obligation the Company satisfied by filing a Registration Statement on Form S-1 on March 9, 2026, which became effective on March 18, 2026. The Company generally bears all registration expenses under the agreement.
Insider Trading Arrangements and Policies
The Company has adopted insider trading policies and procedures that govern the purchase, sale and other disposition of the Company’s securities by its directors, officers and employees. The Company believes that these insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any exchange listing standards applicable to the Company. A copy of the Company’s Securities Trading Policy has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026.
Anti-Hedging Policy
The Company’s Securities Trading Policy prohibits all employees (including officers) and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds designed to hedge or offset any decrease in the market value of such equity securities.

OWNERSHIP OF SECURITIES
Principal Stockholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of August 31, 2026 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 40; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors (including director nominees) as a group. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Applicable percentage ownership is based on 52,930,569 shares of the Company’s common stock outstanding and entitled to vote as of August 31, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company’s common stock subject to options, warrants, convertible notes, or other rights held by such person that are currently exercisable or convertible or will become exercisable or convertible within 60 days of August 31, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
Renesas Electronics America Inc. (2) 6024 Silver Creek Valley Road San Jose, California 95138	18,745,855	34.2%
Slate Path Capital LP (3) 717 5th Avenue, 16th Fl. Point Street New York, New York 10022	6,438,156	11.7%
T. Rowe Price Associates, Inc. (4) 1307 Point Street Baltimore, Maryland 21231	6,079,406	11.5%
Capital Research Global Investors and Affiliates (5) 333 South Hope Street, 55th Floor Los Angeles, California 90071	4,086,787	7.3%
Goldman Sachs Group, Inc. and Affiliate (6) 200 West Street New York, New York 10282	3,557,983	6.7%
Capital Ventures International (7) P.O. Box 897 Windward 1, Regatta Office Park West Bay Road Grand Cayman KY1-1103 Cayman Islands	3,332,128	5.9%
Sculptor Capital LP (8) 9 West 57th Street, 40th Floor New York, New York 10019	3,172,783	6.0%
CSS LLC/IL (9) 1 North Wacker Drive, Suite 3075 Chicago, Illinois 60606	3,036,553	5.4%
Jane Street Group, LLC and Affiliates (10) 250 Vesey Street, 6th Floor New York, New York 10281	2,663,640	5.0%
Robert A. Feurle (11)	105,131	*
David T. Emerson, Ph.D. (12)	53,235	*
Gregor van Issum (13)	68,754	*
Bradley D. Kohn	154	*

Kevin M. Speirits (14)	6,226	*
Anthony M. Abate (15)	16,546	*
Michael W. Bokan (16)	16,546	*
Aristrelito M. Bolisay	—	*
Hong Q. Hou (17)	16,546	*
Mark E. Jensen (18)	16,546	*
Andreas W. Mattes	—	*
Eric S. Musser (19)	16,546	*
Paul V. Walsh, Jr. (20)	16,546	*
All current directors and executive officers as a group (12 persons) (21)	326,550	*
________________
*    Less than 1%.
(1)    Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.
(2)    As reported by Renesas Electronics America Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on May 11, 2026, which states that Renesas Electronics America Inc. and Renesas Electronics Corporation have shared voting power with respect to 4,463,772 of such shares, and shared dispositive power with respect to all of such shares. Includes 1,893,483 shares issuable upon conversion of convertible notes.
(3)    As reported by Slate Path Capital LP in a Schedule 13G filed with the Securities and Exchange Commission on May 15, 2026, which states that Slate Path Capital LP and David Greenspan have shared voting and dispositive power with respect to all of such shares. Includes 2,000,000 shares issuable upon the exercise of pre-funded warrants.
(4)    As reported by T. Rowe Price Associates, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on August 14, 2026, which states that T. Rowe Price Associates, Inc. has sole voting power with respect to 6,079,406 shares and sole dispositive power with respect to 6,098,031 shares.
(5)    As reported by Capital Research Global Investors in a Schedule 13G/A filed with the Securities and Exchange Commission on May 14, 2026, which states that Capital Research Global Investors has sole voting and dispositive power with respect to all of such shares. Includes 2,746,496 shares issuable upon conversion of convertible notes.
(6)    As reported by The Goldman Sachs Group, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on August 12, 2026, which states that The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC have shared voting and dispositive power with respect to all of such shares.
(7)    As reported by Capital Ventures International in a Schedule 13G/A filed with the Securities and Exchange Commission on August 14, 2026, which states that Capital Ventures International has sole voting and dispositive power with respect to 563,590 of such shares, and shared voting and dispositive power with respect to all of such shares. The Schedule 13G/A states that (i) Susquehanna Advisors Group, Inc. has shared voting and dispositive power with respect to all of such shares; (ii) G1 Execution Services LLC (“G1”) has sole voting and dispositive power with respect to 15,595 of such shares, and shared voting and dispositive power with respect to all of such shares; (iii) SIG Brokerage, LP (“SIG”) has sole voting and dispositive power with respect to 1,032 of such shares, and shared voting and dispositive power with respect to all of such shares; (iv) Susquehanna Fundamental Investments, LLC (“SFI”) has sole voting and dispositive power with respect to 33,706 of such shares, and shared voting and dispositive power with respect to all of such shares; and (v) Susquehanna Securities, LLC (“SS”) has sole voting and dispositive power with respect to 2,718,205 of such shares, and shared voting and dispositive power with respect to all of such shares. Includes (a) 563,590 shares issuable upon conversion of convertible notes and (b) 2,700,287 shares issuable upon exercise of options. The address of G1 is 175 W. Jackson Blvd., Suite 1700, Chicago, Illinois 60604. The address of each of SIG, SFI, and SS is 401 E. City Avenue, Suite 220, Bala Cynwyd, Pennsylvania 19004.
(8)    As reported by Sculptor Capital LP in a Schedule 13G filed with the Securities and Exchange Commission on May 20, 2026, which states that Sculptor Capital LP, Sculptor Capital II LP, Sculptor Capital Holding Corp,

Sculptor Capital Holding II LLC, Sculptor Capital Management Inc, and Sculptor Master Fund Ltd. have shared voting and dispositive power with respect to all of such shares.
(9)    As reported by CSS LLC/IL in a Schedule 13G filed with the Securities and Exchange Commission on June 8, 2026, which states that CSS LLC/IL has sole voting and dispositive power with respect to all of such shares. Includes (a) 3,036,503 shares issuable upon conversion of convertible notes and (b) 50 shares issuable upon exercise of options.
(10)    As reported by Jane Street Group, LLC in a Schedule 13G filed with the Securities and Exchange Commission on August 7, 2026, which states that (i) Jane Street Group, LLC has shared voting and dispositive power with respect to all of such shares; (ii) Jane Street Capital, LLC (“JSC”) has shared voting and dispositive power with respect to 2,130,057 shares; and (iii) Jane Street Global Trading, LLC (“JSGT”) has shared voting and dispositive power with respect to 533,583 shares. With respect to the shares held by Jane Street Group, LLC, includes (a) 16,922 shares issuable upon conversion of convertible notes held by JSC and (b) 77,745 shares issuable upon conversion of convertible notes held by JSGT.
(11)    Includes 48,093 shares subject to RSUs vesting within sixty days of August 31, 2026.
(12)    Includes 19,561 shares subject to RSUs vesting within sixty days of August 31, 2026.
(13)    Includes 68,754 shares subject to RSUs vesting within sixty days of August 31, 2026.
(14)    Includes 5,835 shares subject to RSUs vesting within sixty days of August 31, 2026. Mr. Speirits served as Interim CFO from May 30, 2025 to September 1, 2025. Mr. Speirits previously served as Senior Vice President, Finance, and remained in this role during and following his service as Interim CFO until his departure from the Company on April 3, 2026.
(15)    Includes 16,546 shares subject to RSUs vesting within sixty days of August 31, 2026.
(16)    Includes 16,546 shares subject to RSUs vesting within sixty days of August 31, 2026.
(17)    Includes 16,546 shares subject to RSUs vesting within sixty days of August 31, 2026.
(18)    Includes 16,546 shares subject to RSUs vesting within sixty days of August 31, 2026.
(19)    Includes 16,546 shares subject to RSUs vesting within sixty days of August 31, 2026.
(20)    Includes 16,546 shares subject to RSUs vesting within sixty days of August 31, 2026.
(21)    Includes 235,684 shares subject to RSUs vesting within sixty days of August 31, 2026.

PROPOSAL NO. 2—APPROVAL OF 2026 EMPLOYEE STOCK PURCHASE PLAN
General
The Board of Directors adopted the ESPP on August 25, 2026, subject to the approval of the stockholders. The ESPP will provide employees of the Company and certain of its subsidiaries with an incentive and opportunity to purchase common stock through payroll deductions at a price that is equal to 85% of the fair market value of the common stock of the Company on the first day of the participation period or the purchase date, whichever is lower, plus taxes, if any, imposed on the transaction. If approved, the Company would be authorized to issue up to 1,700,000 shares of common stock of the Company pursuant to the ESPP.
We believe that the ESPP benefits the Company by (i) assisting it in recruiting and retaining the services of employees with talent and initiative, (ii) providing greater incentive for employees and (iii) aligning the interests of employees with those of the Company and its stockholders through opportunities for increased employee stock ownership.
We are requesting that stockholders approve adoption of the ESPP. Assuming the presence of a quorum, the ESPP will be approved if it receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Under Delaware corporate law, abstentions are treated as non-votes in determining whether stockholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.
We believe the ESPP is essential to the Company’s future success and encourage stockholders to vote in favor of the ESPP.
The Board of Directors recommends
stockholders vote FOR Proposal No. 2.
Description of ESPP
The following is a description of the ESPP. This description is merely a summary of material provisions of the plan and is qualified by the full text of the plan, a copy of which is included in Appendix A to this proxy statement.
Purpose. The purpose of the ESPP is to provide employees (including officers) of the Company and certain of its subsidiary corporations with an opportunity to purchase common stock through payroll deductions.
Administration. The ESPP will be administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP will be determined by the Compensation Committee, whose decisions will be final, conclusive and binding upon all parties.
Eligibility and Participation. Any individual who is treated as an active employee in the records of the Company or certain of its subsidiary corporations, as designated from time to time by the Compensation Committee (other than employees subject to the laws of certain countries that would prohibit participation in the ESPP) and who has been employed for at least 30 continuous days prior to the date of his or her participation is eligible to participate in the ESPP, subject to additional limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and limitations on stock ownership described in the ESPP. As of August 31, 2026, there were approximately 2,182 employees who would be eligible to participate in the ESPP. Eligible employees become participants in the ESPP by delivering to the Company’s stock plan administrator, prior to commencement of the applicable participation period, a subscription agreement authorizing payroll deductions, or by such other arrangements as the Compensation Committee may prescribe.
Participation Periods. Stock will be offered under the ESPP during participation periods. The length of the participation periods under the ESPP will be determined by the Compensation Committee and may be up to 27 months long. The ESPP is currently expected to be implemented in six-month participation periods beginning on November 15 or May 15 of each year, and ending on the following May 15 or November 15, respectively. Employee payroll deductions during a participation period will be used to purchase shares on each purchase date. The purchase dates will be determined by the Compensation Committee, but are expected to be the last trading day in each participation period. The ESPP also provides for special interim participation periods to enable employees of subsidiaries that become designated subsidiaries under the plan after the beginning of a participation period, but at least three months prior to the beginning of the next participation period, to participate in the ESPP. The Compensation Committee has the power to alter the duration of the participation periods and purchase dates without stockholder approval.
Securities to be Sold. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to options granted under the ESPP. Shares subject to options under the plan will be made available from the authorized and unissued shares of the Company’s common stock. The aggregate number of shares that may be issued under the ESPP will be

1,700,000. The last sale price of the Company’s common stock on September 4, 2026 was $28.35 per share, as reported by the NYSE.
Purchase Price. The purchase price at which shares are sold on a purchase date under the ESPP is the sum of (1) 85% of the fair market value of common stock on the first day of the participation period or the purchase date, whichever is lower; and (2) any transfer, excise or similar tax imposed on the transaction. The fair market value of common stock on a given date is the closing sale price on the NYSE for that date, unless it is not open for trading on that date, in which case the fair market value will be the closing sale price reported by the NYSE on the last trading day immediately preceding the given date.
Payroll Deductions. The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions over each participation period. The rate of deductions may not exceed 15% of a participant’s compensation. A participant may decrease the rate of payroll deductions by filing with the Company a new authorization for payroll deductions and may only increase the rate of payroll deductions at the beginning of each participation period. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and deposited with the general funds of the Company to be used for any corporate purpose.
Grant and Exercise of Option. At the beginning of a participation period, each participant is granted an option to purchase on each purchase date during that participation period up to the number of shares of the Company’s common stock determined by dividing the sum of the participant’s accumulated payroll deductions for the participation period by the applicable purchase price; provided that the number of shares subject to an option shall not exceed 2,000 shares of the Company’s common stock on any purchase date. On each purchase date prior to a participant’s withdrawal from the ESPP, the maximum number of full shares subject to an option that are purchasable with the accumulated payroll deductions in the participant’s account will be purchased for the participant at the applicable purchase price. If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, the Compensation Committee may make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable. With respect to any payroll deductions that are not used to purchase common stock due to such pro rata allocation, the Compensation Committee will direct the refund of the unused payroll deductions to the participant. If the Compensation Committee determines that it will not seek authorization from stockholders for additional shares for issuance under the ESPP for subsequent participation periods, the ESPP will automatically terminate.
No employee may participate in the ESPP if, immediately after the grant of an option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock that may be purchased under the ESPP or pursuant to any outstanding options), and no employee will be granted an option under the ESPP to the extent that the employee’s rights to buy stock under all employee stock purchase plans of the Company or any subsidiary accrues at a rate that exceeds $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) for each calendar year in which any such option is outstanding at any time.
Withdrawal. An employee may terminate his or her participation in a given participation period by giving written notice to the Company of his or her election to withdraw at any time prior to a purchase date during such participation period. All payroll deductions taken during the participation period that have not been used to purchase shares will be returned to the participant upon receipt of the withdrawal notice. Such withdrawal will automatically terminate the participant’s interest in that participation period; the participant will not be automatically enrolled in a subsequent participation period but may choose to enroll in a subsequent participation period by timely delivering to the Company a new subscription agreement.
Under an automatic reset feature, if the fair market value of a share of the Company’s common stock on the trading day immediately before the first day of a participation period is less than the fair market value of a share on the first day of the immediately preceding participation period, all participants will be automatically withdrawn from the immediately preceding participation period following the purchase of shares on the first purchase date of that participation period and re-enrolled in the next succeeding participation period.
Termination of Employment. If a participant’s employment terminates for any reason, including retirement or death, the participant will be deemed to have withdrawn from the ESPP on the date of employment termination.
Adjustments for Changes in Capitalization. In the event any change is made in the Company’s capitalization during a participation period, such as a stock split or stock dividend on common stock, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to purchase under the ESPP, as well as in the number of shares reserved for issuance under the ESPP.
In the event of the proposed dissolution or liquidation of the Company, the participation periods then in progress will be shortened. A new purchase date prior to the date of the proposed dissolution or liquidation will be set, and the ESPP will terminate thereafter. In the event of a merger or sale of substantially all of the assets of the Company, outstanding options under the ESPP will be assumed by the successor corporation or equivalent options will be substituted, or the participation periods then in effect will be shortened and a new purchase date will be set prior to the date of the proposed sale or merger.
Nonassignability. No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Compensation Committee as an election to withdraw from the ESPP.
Amendment and Termination of ESPP. The Compensation Committee may at any time amend the ESPP without the consent of stockholders or participants, except that any such action will be subject to the approval of the Board of Directors and the Company’s stockholders at or before the next annual meeting of stockholders after such Board action if such approval is required by any laws, rules or regulations, and the Compensation Committee may, at its discretion, determine to submit other changes to the ESPP to the Board and stockholders for approval. In no case may any amendment materially impair the rights of a participant with respect to any shares of common stock previously purchased for the participant under the ESPP without the participant’s consent or disqualify the ESPP under Section 423 of the Code. The ESPP will continue in effect until terminated by the Compensation Committee or the Board.
Foreign Jurisdictions. The Compensation Committee may, in its sole discretion, amend or vary the terms of the ESPP in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible employee is located in order to meet the goals and objective of the plan. The Compensation Committee may also establish one or more sub-plans for these purposes and/or establish administrative rules and procedures to facilitate the operation of the ESPP in such jurisdictions.
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the ESPP, disposes of such stock by gift or dies.
Upon disposition of the shares, a participant will be subject to tax, and the amount of the tax will depend upon the holding period for the shares. If the shares have been held by the participant for more than two years after the enrollment date and more than one year after the purchase date (a “qualifying disposition”), the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price; or (2) 15% of the fair market value of the shares at the enrollment date. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss realized by the participant upon disposition of the shares will be taxed as long-term capital gain or loss. If the participant disposes of the shares before the expiration of these holding periods (a “disqualifying disposition”), the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss will be taxed as long-term or short-term capital gain or loss, depending on the holding period.
The Company will not be entitled to a deduction with respect to the grant or exercise of options under the ESPP. The Company will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon a disqualifying disposition of shares by the participant before the expiration of the holding periods described above.
The foregoing does not purport to be a complete summary of the effect of federal income taxation of ESPP transactions upon participants and the Company. It also does not address the tax consequences of a participant’s death while holding ESPP shares or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.
New Plan Benefits
Participation in the ESPP will be optional and completely within the discretion of our employees, and therefore the number of shares that we may issue under the ESPP cannot be determined in advance.
Registration with the Securities and Exchange Commission
We intend to file a Registration Statement on Form S-8 relating to the issuance of the shares of common stock under the ESPP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the ESPP by our stockholders.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to assist stockholders in understanding the Company’s executive compensation program by providing an overview of executive compensation-related policies, practices, and decisions for fiscal 2026.
For fiscal 2026, our Named Executive Officers (“NEOs”) were:

Name	Principal Position
Robert A. Feurle	Chief Executive Officer (“CEO”)
Gregor van Issum (1)	Executive Vice President and Chief Financial Officer (“CFO”)
David T. Emerson, Ph.D. (2)	Executive Vice President and Chief Operating Officer (“COO”)
Bradley D. Kohn (3)	Executive Vice President, Chief Legal and Global Affairs Officer
Kevin Speirits (1)	Former Interim Chief Financial Officer (“Interim CFO”)
(1)On July 7, 2025, we announced the appointment of Gregor van Issum as Executive Vice President and CFO, effective September 1, 2025. Prior to that appointment, Kevin Speirits, our Senior Vice President, Finance, served as Interim CFO beginning May 30, 2025. Upon Mr. van Issum’s appointment becoming effective, Mr. Speirits relinquished his interim role and continued serving as Senior Vice President, Finance until his departure from the Company in April 2026.
(2)David T. Emerson was appointed as Executive Vice President and COO effective June 23, 2025.
(3)Bradley D. Kohn was appointed as Executive Vice President, Chief Legal and Global Affairs Officer effective May 11, 2026.
Executive Summary
Who We Are.
Wolfspeed is an innovator of wide bandgap semiconductors, focused on silicon carbide materials and devices for power applications. Our product families include silicon carbide materials and power devices. Our products are targeted for various applications in the Automotive domain, including electric vehicles and fast charging stations, as well as existing and emerging applications in the Industrial & Energy domain such as AI data centers, grid modernization and renewable energy and storage, as well as aerospace and defense.
The majority of our products are manufactured at facilities in North Carolina, New York, and Arkansas, where research and development and manufacturing operations are co-located. We also use contract manufacturers, some of which include captive lines, for certain products and aspects of product fabrication, assembly and packaging.
Full 2026 Financial Highlights. (Continuing operations only. Period from September 30, 2025 to June 28, 2026 (“Successor”) and from June 30, 2025 to September 29, 2025 (“Predecessor”) Compared to Twelve Months Ended June 29, 2025 (Predecessor).)
•Consolidated revenue of approximately $468 million during the Successor period and $197 million during the Predecessor period, compared to approximately $758 million.
•GAAP gross margin of (33)% during the Successor period and (39)% during the Predecessor period, compared to (16)%.
•Non-GAAP gross margin of (25)% during the Successor period and (26)% during the Predecessor period, compared to 2%.
Fiscal 2026 included proactive and aggressive actions including recapitalizing the Company through a Chapter 11 reorganization to strengthen the balance sheet and bolstering the leadership team and broader sales organization with industry veterans. Management also adjusted the go-to-market sales strategy and positioned the Company to refocus on technology leadership and a customer centric approach. Under the Board’s oversight, the management team continued to advance the Company’s core strategy, with a focus on priorities intended to strengthen Wolfspeed’s competitive position and support long-term value creation:

•Driving innovation and technology leadership in the industry
•Strengthening relationships with leading automotive and industrial customers
•Accelerating AI data center-focused product lines and priorities
•Advocating for U.S. semiconductor leadership through policy priorities
These strategic priorities reflect the Company’s continued focus on leveraging Wolfspeed’s integrated platform and technical leadership to drive long-term growth. This long-term focus also provides an important foundation for the Company’s executive compensation programs and their alignment with the interests of stockholders.
Fiscal 2026 Executive Compensation Highlights.
Our executive compensation program is comprised of three primary elements: base salary, annual performance-based cash incentive compensation opportunities (cash bonus), and long-term incentive compensation in the form of performance stock units (PSUs) and restricted stock units (RSUs).
A significant percentage of the target total direct compensation opportunities for our NEOs (other than those serving on an interim basis) is structured as “performance-based” compensation, comprised of an annual short-term cash bonus opportunity and PSU awards.
In building the executive team to guide Wolfspeed in its next chapter following the restructuring of its capital structure, the Compensation Committee of our Board of Directors (the “Committee”) took the following key actions with respect to our NEOs in fiscal 2026.
Base salary: The base salaries for the continuing NEOs remained at the levels previously established in connection with their respective appointments. The Committee established Mr. Kohn’s base salary in connection with his appointment as Executive Vice President, Chief Legal and Global Affairs Officer. Kevin Speirits received a base pay increase of 2.5% in connection with his role as Senior Vice President, Finance. No additional changes were made to the base salaries of the Company’s NEOs during fiscal 2026.
Annual performance-based cash incentive awards: Following the Company’s emergence from Chapter 11, the Committee redesigned the fiscal 2026 annual performance-based cash incentive program to align with the Company’s operating priorities by replacing the prior non-GAAP gross margin and ESG measures with a free cash flow metric and a technology execution objective. The Company’s calculated performance under the fiscal 2026 program resulted in a payout of 50% of target. See “Fiscal 2026 Annual Short-Term Cash Bonus Program” below for more information.
Long-term incentive compensation awards: Following the Company’s emergence from Chapter 11, the Committee redesigned the Company's long-term incentive program to restore meaningful executive ownership and better align executive compensation with long-term stockholder value creation following the cancellation of substantially all legacy equity awards in connection with the restructuring. The Committee also approved one-time post-emergence equity awards for all eligible participants. Additionally, our NEOs, with the exception of Mr. Kohn who was not employed until after the Company’s emergence from Chapter 11, received new hire equity award commitments that were delayed during the Chapter 11 process. The ongoing annual long-term incentive program emphasized performance-based compensation through a target award mix of approximately 60% PSUs and 40% RSUs for certain executives and approximately 50% PSUs and 50% RSUs for other eligible participants, with PSU awards earned at the end of a three-year performance period based on relative total stockholder return, revenue and free cash flow. See “Long-Term Incentive Compensation Program” below for more information.

Executive Compensation Policies and Practices.
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices during fiscal 2026:

☑ What We Do	☒ What We Don’t Do
•Design our executive compensation program to align pay and performance	•No hedging or pledging of our common stock by our executive officers and our non-employee directors
•Design compensation programs that do not encourage excessive or unnecessary risk-taking	•No excise tax “gross ups” in connection with change in control payments
•Grant performance-based long-term incentive compensation awards subject to multi-year performance requirements	•No repricing or exchange of underwater stock options without stockholder approval
•Provide limited perquisites and other personal benefits	•No discounted or reloaded stock options
•Maintain share ownership guidelines applicable to our CEO and other Executive Officers, equal to 6x and 2x their base salary, respectively, and to our non-employee directors equal to 5x their annual cash retainer
•No share-dividend equivalents paid pursuant to our long-term incentive compensation program before vesting of the underlying shares occurs
•Maintain a post-employment compensation policy that requires “double-trigger” change in control equity award vesting	•No special retirement plans exclusively for executive officers
•Maintain a SEC and NYSE compliant compensation recovery (“clawback”) policy that provides for the recovery of certain executive compensation in the event of accounting restatements resulting from material noncompliance with financial reporting requirements under securities laws

•Engage an independent compensation consultant for the Committee that does no other work for us
2025 Say-on-Pay Vote Results. At the 2025 Annual Meeting of Stockholders, approximately 88% of the votes cast supported the advisory resolution approving the compensation of our NEOs. The Compensation Committee values stockholder feedback and considers the outcome of the annual Say-on-Pay vote as one of many inputs in its ongoing review of the Company’s executive compensation program. In evaluating executive compensation, the Committee also considers the Company’s business strategy, performance, market practices, competitive positioning, and other factors discussed in this Compensation Discussion and Analysis.

Executive Compensation Philosophy and Design Objectives
Compensation Philosophy. The principal elements of our compensation philosophy include a competitive pay positioning strategy, a significant emphasis on incentive-driven pay, and performance goals that are appropriately aligned with our business strategy (in terms of both selection and attainability) and the long-term interests of our stockholders, as evidenced by the following considerations.
•The competition for executive talent in the technology sector generally, and the semiconductor industry specifically, continues to be high. In addition to continuing to compete for talent against other successful, established technology companies, we increasingly face an even more competitive landscape. The strategic decision by our board to pursue a proactive approach to better align our capital structure to the business environment and current demand of our customers created a challenging year for compensation-related decisions.
•Target total direct compensation opportunities are designed so that a substantial portion of executive pay is variable or “at risk,” based primarily on the achievement of specific financial measures or stock price performance over the short- and long-term.
•To further align our executive officers’ interests with those of our stockholders, the Committee structures our compensation opportunities so that the proportion of variable cash and equity-based pay increases with higher levels of responsibility. By using financial, operational, and stock price metrics in our incentive compensation plans and awards, we provide a clear and quantifiable link to operational performance and stock price performance with the goal of creating long-term stockholder value.
We provide a competitive health and welfare benefits package to our executive officers, including our NEOs, that generally is available to other U.S. employees including a Section 401(k) retirement savings plan, health and welfare plans, and a group term life insurance plan. In addition, our NEOs are eligible to participate in a voluntary executive physical program. These benefits are designed to allow our executive officers to maximize time and attention on activities designed to increase stockholder value.
We believe that the combination of these elements provides highly motivational incentives that link the pay of our executive officers to our performance and enables us to attract and retain the best talent in a highly competitive market.
Compensation Design. The Committee believes that the compensation packages provided to our NEOs should include both cash and equity-based compensation. Performance-based compensation is used to reward performance as measured against established financial, operational and stock price goals, which only results in increased compensation to our NEOs if we meet or exceed these goals.
Compensation-Setting Process
The Committee is responsible for the executive compensation program design and decision-making process for the compensation of our NEOs. The Committee conducts regular reviews of our executive compensation policies and practices, including the methodologies for setting each NEO’s target total direct compensation opportunity, the goals of our compensation program, and our underlying compensation philosophy. The Committee’s compensation consultant provides an analysis of competitive market data that the Committee considers when making decisions, as appropriate, regarding NEO compensation based on the assessment of performance and achievement of our short- and long-term goals. The Committee also exercises its judgment in setting NEO compensation as to what is in the best interests of our Company and our stockholders.

Articulated compensation philosophy and pay for performance alignment
Stockholder Feedback
Compensation Decisions
Assessment of NEO performance and goal achievement
Market data from Independent Compensation Consultant
Assessment of business climate and industry factors

Role of the Committee. The Committee has the overall responsibility for overseeing our compensation and benefits plans, policies, and practices generally and with respect to our NEOs.
In carrying out its responsibilities, the Committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies, makes decisions that it believes further our philosophy and/or aligns with compensation best practices, and reviews the performance of our NEOs when making decisions about their compensation.
Each year, the Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Committee also conducts an annual review of the compensation arrangements of our NEOs, including the annual base salary levels, annual target short-term cash bonus opportunities, and long-term incentive compensation opportunities of our NEOs and all related performance criteria, typically during the fourth quarter of the previous fiscal year or the first quarter of the current fiscal year. Adjustments are generally effective at the beginning of the fiscal year (or shortly thereafter) or at the time of an in-year decision. The Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually by the Committee and revised as warranted. The charter is available on the “Investor Relations” section of our website.
The Committee does not establish a specific target for formulating the target total direct compensation opportunities of our NEOs. Instead, in consultation with its compensation consultant, the Committee weighs various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational, and strategic objectives established by the Committee and our Board of Directors;
•each individual NEO’s knowledge, skills, experience, qualifications, tenure, and scope of roles and responsibilities relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the prior performance of each individual NEO, including for the prior fiscal year, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•the potential of each individual NEO to contribute to our long-term financial, operational, and strategic objectives;
•our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•our financial performance relative to our compensation and performance peers;
•the compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each NEO’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•the recommendations of our CEO with respect to the compensation of our other executive officers and other senior management.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunities for our NEOs and other senior management. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Committee uses compensation benchmarking provided by its compensation advisors as one input when making specific compensation decisions with respect to our NEOs. The Committee did consider the benchmarked compensation of our approved Compensation Peer Group companies for the positions of CEO and CFO as well as the other factors listed above, including the specific performance of the Company. The Committee also reviews broad-based compensation surveys to understand market compensation levels. These principles and processes apply to both cash and equity-based compensation awards granted under our executive compensation program.
Role of Management. The Committee works closely with members of our management in discharging its responsibilities. Our management assists the Committee by providing information on corporate and individual performance and management’s perspective on compensation matters. The Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term equity compensation opportunities, and other compensation-related matters for our executive officers and other senior management, including our NEOs (except with respect to his own compensation), based on our CEO’s evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our senior management or Senior Leadership Team (“SLT”) members, including our other NEOs, based on their overall performance and performance against business objectives established for them for the prior year, and then shares observations from these performance reviews and makes recommendations to the Committee for each element of compensation as described above. The annual business objectives for each SLT member are developed through mutual discussion and agreement between our CEO and the SLT member, and are based on the Company-wide business objectives for the year.
The Committee reviews and discusses our CEO’s recommendations and considers them as one factor in determining and approving the annual compensation of our SLT members, including our NEOs. Our CEO attends meetings of our Board of Directors and the Committee at which executive compensation matters are addressed, except for discussions involving his own compensation.
Role of the Independent Compensation Consultant. The Committee retains an independent executive compensation consultant to provide objective advice and market insight in support of its oversight of the Company's executive compensation program. The Committee periodically evaluates its advisory relationships as part of its regular governance processes to ensure it continues to receive independent advice that aligns with the Company's evolving circumstances and the Committee’s priorities.
During fiscal 2026, the Committee was advised by two independent compensation consulting firms. Compensia served as the Committee’s independent compensation consultant until February 2026. Effective February 2026, following the Committee’s periodic evaluation of its independent advisory relationship, Pearl Meyer was engaged to succeed Compensia as the Committee’s independent compensation consultant.
The Committee considered analyses and recommendations provided by both firms during fiscal 2026, as appropriate, recognizing that compensation decisions made during the first portion of the fiscal year were informed by work performed by Compensia, while decisions made following Pearl Meyer’s engagement were supported by Pearl Meyer’s independent advice and analyses. The transition was managed to provide continuity in the Committee’s oversight of executive compensation matters and to support informed decision-making throughout the fiscal year.
Consistent with the Committee’s charter, each consultant reported directly to the Committee and performed its work at the Committee's direction. The Committee assessed the independence of both Compensia and Pearl Meyer in accordance with applicable SEC rules and NYSE listing standards and concluded that each firm was independent and that no conflicts of interest existed with respect to the services provided to the Committee.
Among other services provided during fiscal 2026, the Committee’s independent compensation consultants assisted the Committee with:
•evaluating the competitiveness of the Company’s executive compensation program relative to market practices;
•providing analyses of executive compensation levels and target pay opportunities using competitive market data;
•reviewing the Company’s compensation peer group and advising on potential changes;
•advising on executive compensation program design, including annual and long-term incentive opportunities;

•providing updates on executive compensation governance developments, evolving investor expectations, and market trends; and
•supporting the Committee’s review of executive compensation disclosures included in the Company’s SEC filings.
The Committee considered the consultants’ analyses and recommendations as one input in its deliberations and exercised its independent business judgment in approving all executive compensation decisions.
Use of Competitive Market Data. The Committee uses competitive market data as one of several factors in evaluating the Company’s executive compensation program and making compensation decisions for our SLT members, including our NEOs, and our executive officer hires. During fiscal 2026, the Committee considered competitive market analyses prepared by its independent compensation consultants. Compensia supported the Committee’s compensation decisions during the first portion of the fiscal year. Following its engagement as the Committee’s independent compensation consultant in February 2026, Pearl Meyer provided competitive market analyses and advice to support the Committee’s ongoing evaluation of the Company’s executive compensation program. The Committee used these analyses as one input in evaluating base salaries, annual incentive opportunities, long-term incentive opportunities, target total cash compensation, and target total direct compensation. Competitive market data does not determine compensation outcomes, and the Committee does not target compensation to a specific percentile of the market. Rather, the Committee exercises its independent judgment after considering competitive market data together with a variety of other factors, including individual performance, experience, responsibilities, internal pay relationships, the Company’s performance, and its strategic objectives.
Peer Group
The Committee reviews the Compensation Peer Group annually to help ensure it remains an appropriate reference point for evaluating executive compensation. In conducting its review, the Committee considers a variety of factors, including:
•companies operating in the semiconductor industry;
•companies that operate fabrication plants (or “fabs”);
•“clean” technology companies (those who offer products and services to reduce the use of natural resources);
•companies with comparable annual revenue and market capitalization;
•companies against which we compete for executive talent; and
•companies that allow for sufficient room to grow without over- or under-extending.
For fiscal 2026, the Committee approved the following changes to the Compensation Peer Group:
•Removed four peer group companies (Cirrus Logic, Inc., Coherent Corp., Novanta Inc., and Qorvo, Inc.) due to size relative to Wolfspeed; and
•Added four companies (ACM Research, Alpha and Omega Semiconductor, Ichor, and SkyWater Technology).
The companies comprising the fiscal 2026 Compensation Peer Group were:

ACM Research	MaxLinear, Inc.
Advanced Energy Industries, Inc.	Photronics Inc.
Allegro Microsystem, Inc.	Power Integrations, Inc.
Alpha and Omega Semiconductor	Semtech Corporation
Cohu Inc.	Silicon Laboratories Inc.
Diodes Incorporated	SkyWater Technology
Ichor	Synaptics Incorporated
Lattice Semiconductor Corporation	Universal Display Corp.
MACOM Technology Solutions Holdings, Inc.
The Committee uses Compensation Peer Group data to assess the competitive market and relevant trends, while applying its collective business judgment in making compensation decisions.

Compensation Elements
The primary elements of our executive compensation program are described below.

Element	Why We Pay This Element	Key Characteristics
Base Salary	•Provides market competitive levels of fixed pay to attract and retain our NEOs	•Cash •Fixed •Annual

Cash Bonus
•Provides competitive incentives to achieve difficult annual financial, operational and strategic business goals
•Pay-for-performance
•Stockholder alignment
•Strategic alignment with long-term business strategy
•Cash •At-risk •Performance-based •Annual

PSU Awards
•Provides strategic alignment incentivizing achievement of multi-year business plan based on pre-determined performance metrics that drive long-term stockholder value
•Pay-for-performance
•Stockholder alignment

•Equity •At-risk •Performance-based

RSU Awards	•Supports retention objectives •Stockholder alignment	•Equity •At-risk •Time-based

The Committee demonstrates its commitment to paying our SLT members, including our NEOs, based on performance through the design of our executive compensation program and the setting of “stretch” goals that support our growth strategy and commitment to increasing sustainable stockholder value. The Committee is also committed to maintaining an executive compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on us.
Base Salary:
Base salaries are established for each executive officer based on the scope of the executive’s responsibilities, experience, individual performance and a review of competitive market data. The Committee considers these factors when determining whether adjustments to base salaries are appropriate.
During fiscal 2026, the Committee reviewed competitive market data prepared by its independent compensation consultant, which indicated that the Company’s executive base salaries generally remained competitively positioned relative to the market. After considering the market analysis, each executive’s role and responsibilities, and the Company’s overall circumstances, Mr. Speirits received a base pay increase of 2.5%. The Committee determined not to make additional changes to the base salaries of the continuing NEOs for fiscal 2026.
Mr. Kohn’s annual base salary of $500,000 was set in connection with his appointment as Executive Vice President, Chief Legal and Global Affairs Officer during fiscal 2026.
The chart below provides the annualized base salary of each of our NEOs for fiscal 2026.

Executive Officer	Fiscal 2025 Salary	Fiscal 2026 Salary	Percentage Change
Robert A. Feurle	$750,000	$750,000	N/A
Gregor van Issum (1)	—	$500,000	N/A
David T. Emerson, Ph.D.	$500,000	$500,000	N/A
Bradley D. Kohn (2)	—	$500,000	N/A
Kevin Speirits (3)	$390,000	$399,750	2.5%
________________

(1)On July 7, 2025, we announced the appointment of Gregor van Issum as Executive Vice President and Chief Financial Officer, effective September 1, 2025.
(2)Bradley D. Kohn was appointed as Executive Vice President, Chief Legal and Global Affairs Officer, effective May 11, 2026.
(3)Kevin Speirits, our former Senior Vice President, Finance, served as Interim CFO beginning May 30, 2025. Upon Mr. van Issum’s appointment becoming effective, Mr. Speirits relinquished his interim role and continued serving as Senior Vice President, Finance until his departure in April 2026. The information in the table above reflects the base salary Mr. Speirits received in his role as Senior Vice President, Finance, as no changes were made to his base salary in connection with his appointment as Interim Chief Financial Officer. Mr. Speirits received an annual merit increase of 2.5% for fiscal 2026.
Fiscal 2026 Annual Short-Term Cash Bonus Program:
We provide our executive officers with the opportunity to earn annual performance-based cash bonuses based on the Compensation Committee’s determination of the level of achievement of pre-established annual performance objectives. Annual incentive opportunities are expressed as a percentage of base salary and are intended to reward the achievement of key financial and strategic objectives that support the Company's annual operating plan and long-term business strategy.
Dr. Emerson and Messrs. van Issum and Kohn participated in the Fiscal 2026 Wolfspeed Bonus Plan. Awards were earned based on the level of achievement of the performance objectives established by the Compensation Committee at the beginning of the fiscal year. Mr. Speirits’ award was paid at target in alignment with the terms of his Retention Agreement, as described further below under “—Mr. Speirits’ Retention Agreement”. The target bonus opportunities for the ongoing NEOs who participated in the Fiscal 2026 Wolfspeed Bonus Plan were as follows:

Executive Officer	Target Bonus Opportunity (as a % of Base Salary)	Basis
Gregor van Issum	75%	Employment agreement
David T. Emerson, Ph.D.	100%	Employment agreement
Bradley D. Kohn	75%	Employment offer letter; prorated for the portion of fiscal 2026 during which he participated in the plan
Kevin Speirits	50%	Existing compensation arrangements as Senior Vice President, Finance
Although Mr. Feurle did not participate in the Fiscal 2026 Wolfspeed Bonus Plan, pursuant to his employment agreement, commencing in fiscal 2027, he will be eligible to earn an annual performance-based cash bonus with a target bonus opportunity equal to 100% of his annual base salary, subject to the achievement of performance objectives established by the Compensation Committee.
Goal Setting Process and Rationale:
Following the Company’s emergence from Chapter 11 and the adoption of its fiscal 2026 operating plan, the Committee reviewed the Company’s near- and long-term business priorities in establishing the fiscal 2026 Annual Performance-Based Cash Bonus Program. To reinforce accountability for the Company’s transformation and long-term value creation objectives, the Committee selected four equally weighted performance measures: revenue, adjusted EBITDA (non-GAAP), free cash flow, and a technology execution objective measuring improvements in yielded amps per wafer compared to the prior fiscal year, an important indicator of manufacturing efficiency and productivity. The Committee believes these performance measures appropriately balance financial performance with operational execution while aligning management’s incentives with the Company’s strategic priorities.
The design of our fiscal 2026 Annual Performance-Based Cash Bonus Program was as follows:

BASE SALARY
TARGET CASH INCENTIVE AWARD
(as a percent of base salary)
25%
REVENUE
25%
ADJUSTED EBITDA (NON-GAAP)
25%
FREE CASH FLOW
25%
TECHNOLOGY1
BELOW THRESHOLD
0%
PAYOUT
THRESHOLD AWARD
25%
PAYOUT
TARGET AWARD
100%
PAYOUT
MAXIMUM AWARD
200%
PAYOUT

1 Technology objective measured as increased yielded amps per wafer versus the prior fiscal year.

For fiscal 2026, the Committee modified the Annual Performance-Based Cash Bonus Program to replace the prior ESG and non-GAAP gross margin measures with free cash flow and a technology execution objective. The Committee believes these changes better align the program with the Company’s operating priorities following its emergence from Chapter 11 and reinforce management’s focus on financial discipline, operational execution and long-term value creation.
Performance Results:
The corporate performance objectives established by the Committee for fiscal 2026 and our corresponding actual performance with respect to each objective are set forth in the following table:

Performance Goal	Weighting	Threshold	Target	Maximum	Actual Results	Calculated Payment Percentage
Revenue	25%	758	850	950	665	0%
Adjusted EBITDA (non-GAAP) (1)	25%	37	81	131	(264)	0%
Free Cash Flow (2)	25%	318	360	409	(61)	0%
Technology	25%	*	*	*	*	200%
(Yielded Amps per Wafer)
Total	100%					50%
________________
(1)“Adjusted EBITDA” is defined as net loss before net interest expense, income tax expense, and depreciation and amortization expense and excluding stock-based compensation expense, pre-petition charges, restructuring and facility closure costs, asset and goodwill impairment, gain on disposal of property and equipment, write-off of deferred financing costs, project, transformation and transaction costs, executive severance costs, legal settlements, gain (loss) on equity investment, loss on Wafer Supply Agreement, reorganization costs, net, gain on RTP Fab Transfer, loss on debt extinguishment, change in fair value of liability classified derivative contracts, and gain on contingent cash. Please see the Company’s earnings release for the second quarter ended December 28, 2025 included as Exhibit 99.1 to the Current Report on Form 8-K furnished to the Securities and Exchange Commission on February 4, 2026, the Company’s earnings release for the third quarter ended March 29, 2026 included as Exhibit 99.1 to the Current Report on Form 8-K furnished to the Securities and Exchange Commission on May 5, 2026, and the Company’s earnings release for the fourth quarter ended June 28, 2026 included as Exhibit 99.1 to the Current Report on Form 8-K furnished to the Securities and Exchange Commission on August 19, 2026, for more information on these adjustments (which exhibit is not incorporated by reference in, and is not part of, this proxy statement).

(2)“Free cash flow” is defined as operating cash flows from continuing operations, less net purchases of property and equipment and patent and licensing rights. Please see the Company’s earnings release for the fourth quarter ended June 28, 2026 included as Exhibit 99.1 to the Current Report on Form 8-K furnished to the Securities and Exchange Commission on August 19, 2026, for more information on these adjustments (which exhibit is not incorporated by reference in, and is not part of, this proxy statement).
As reflected in the table above, the total calculated bonus payout percentage for fiscal 2026 was 50%.
* We believe that disclosing the targets and result for the technology execution objective would cause competitive harm to us by revealing highly confidential and proprietary information about our manufacturing process and operations without adding meaningfully to the understanding of our executive compensation arrangements. However, like the target levels for all the performance objectives, the Committee set the threshold, target, and maximum performance levels at definitive, rigorous, and objective levels so as to require improvement during the performance period and significant leadership effort and achievement. More specifically, the Committee believed the target-level goal may be characterized as “strong performance,” meaning that based on historical performance, attainment of this performance level was uncertain when established (but the Committee believed that the target performance could be achieved), while the threshold performance level was believed to be more likely to be achieved, and the maximum performance level represented a more aggressive level of performance.
Long-Term Incentive Compensation Program.
Equity awards are a key component of our executive compensation program and are intended to align the interests of our executive officers with those of our stockholders, reinforce long-term value creation, promote meaningful stock ownership and support the attraction and retention of key leadership talent.
Following the Company’s emergence from Chapter 11, the Committee redesigned the Company’s long-term incentive program to restore meaningful executive ownership following the cancellation of substantially all legacy equity awards in connection with the restructuring. In designing the program, the Committee sought to balance stockholder alignment, executive retention and responsible share utilization while supporting the Company's long-term business strategy.
Consistent with these objectives, the Committee determined that a significant portion of each executive’s ongoing annual long-term incentive opportunity should remain performance-based and directly linked to long-term value creation. Accordingly, the Committee established a target award mix of approximately 60% PSUs and 40% RSUs for the fiscal 2026 annual long-term incentive opportunities awarded to Messrs. Feurle, van Issum and Dr. Emerson, reflecting the Committee’s emphasis on performance-based compensation while maintaining a meaningful long-term retention component.
Separate from the Company’s ongoing annual long-term incentive program, the Committee also approved one-time post-emergence RSU awards for Messrs. Feurle, van Issum and Dr. Emerson. Because these executives joined the Company near in time to its Chapter 11 restructuring, these awards represented the one-time new hire awards contemplated by their employment arrangements that could not be granted at the time they joined the Company. The Committee approved a one-time post-emergence equity award for Mr. Speirits along with other eligible participants in recognition of the forfeiture of outstanding equity awards as a result of the Company’s Chapter 11 proceedings. In determining the size of these awards, the Committee also considered the equity compensation forfeited by certain executives upon leaving their prior employers.
Accordingly, the Committee approved the following long-term incentive opportunities for fiscal 2026:

Executive Officer	One-Time Post-Emergence Award (1)	Target Annual Long-Term Incentive Opportunity	Basis
Robert A. Feurle	$5,000,000	$5,000,000	Employment Agreement
Gregor van Issum	$3,000,000	$2,000,000	Employment Agreement
David T. Emerson, Ph.D.	$2,000,000	$2,000,000	Employment Agreement
Bradley D. Kohn (2)	—	—	Employment Terms
Kevin Speirits	$500,000	$280,000	Committee Approval
________________
(1)In connection with the Company’s emergence from Chapter 11, the Committee approved one-time post-emergence equity awards for Messrs. Feurle, van Issum, Speirits and Dr. Emerson. These awards were separate from, and in addition to, the executives’ fiscal 2026 annual long-term incentive opportunities. For Messrs. Feurle, van Issum and Dr. Emerson, these represented the new hire equity awards contemplated by their employment arrangements that were delayed during the Chapter 11 process. In determining the size of these awards, the Committee also considered the equity compensation forfeited by certain executives upon leaving their prior employers. The number of shares underlying the awards was determined using a blended reference price equal to 50% of the Company’s $19.98 emergence price and 50% of the Company’s 45-day volume-weighted average stock price of $24.6214 following emergence.

(2)In connection with the commencement of his employment on May 11, 2026, Mr. Kohn received a one-time new hire equity award on July 1, 2026 with a target value of $2.0 million, consisting entirely of RSUs that vest over three years, with approximately one-third vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the following two years. Beginning in fiscal 2027, Mr. Kohn will be eligible to receive annual equity awards with a target value of $1,500,000, consisting of a mix of RSUs and PSUs, with the PSU component not to exceed 70% of the total award, as determined annually by the Committee.
The target values shown above represent the intended value of each executive’s long-term incentive opportunity as approved by the Committee. The actual grant-date fair values reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table were determined in accordance with ASC Topic 718 and may differ from the target values approved by the Committee. All awards in fiscal 2026 were made pursuant to the 2025 Management Incentive Compensation Plan (the “2025 MIP”).
Restricted Stock Unit (“RSU”) Awards:
The Committee approved a three-year vesting schedule for RSU awards. For the fiscal 2026 equity award, approximately one-third of each award vests on October 1, 2026 with the remaining portion vesting in equal quarterly installments over the following two years. The Committee believed that shortening the Company’s historical four-year vesting schedule would accelerate the rebuilding of executive ownership following the Company’s emergence from Chapter 11 while maintaining a meaningful long-term retention period consistent with prevailing market practice.
Performance Stock Unit (“PSU”) Awards:
For fiscal 2026, the Committee redesigned the PSU program to balance market-based stockholder returns with the Company’s key long-term financial objectives. PSU awards are earned over a three-year performance period based on the achievement of the following performance measures:

Performance Measure	Weighting
Relative Total Stockholder Return (“rTSR”)	50%
Revenue	25%
Free Cash Flow	25%
The rTSR component measures the Company’s total stockholder return relative to the Russell 3000 over the three-year performance period. The Committee selected rTSR because it directly aligns executive compensation with long-term stockholder value creation, while revenue and free cash flow reinforce management’s focus on long-term growth and disciplined financial execution. The PSU program provides for a maximum payout opportunity of 200% of target based on performance achieved over the applicable three-year performance period.
Mr. Speirits’ Retention Agreement.
As previously disclosed, in connection with his appointment as Interim CFO in May 2025 and his continued support of the Company’s leadership transition and restructuring activities, Mr. Speirits entered into a Retention Agreement. Under the agreement, Mr. Speirits received a one-time lump sum payment of $100,000 upon his appointment and received a final lump-sum payment of $300,000 upon the achievement of specified service milestones, including continued service as Interim CFO, support of the transition to the Company’s new CFO, and completion of specified restructuring activities. The Retention Agreement also provided certain severance benefits upon a qualifying termination of employment, subject to the execution of a separation agreement and release of claims, including 12 months of annual base salary, a payment equal to his target annual incentive award, and continued vesting of his outstanding equity awards for 12 months following the termination date. A copy of Mr. Speirits’ Retention Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025.
Post-Termination Compensation Arrangements
The Committee has approved severance and other post-termination compensation arrangements for certain NEOs to provide appropriate income protection in the event of specified qualifying terminations of employment, including, in certain cases, following a change in control of the Company. The Committee believes these arrangements support the attraction and retention of executive talent while encouraging executives to act in the best interests of the Company and its stockholders during periods of uncertainty. The material terms of each NEO’s post-termination compensation arrangements are summarized in the tables below under “Potential Payments Upon Termination or Change in Control.”

Other Compensation Elements and Practices
Health and Welfare Benefits. Generally, our NEOs are eligible to and participate in only those benefit and retirement programs available to other U.S. employees, including our Section 401(k) retirement savings plan, health and welfare plans and group term life insurance plan. Our NEOs receive matching contributions under the Section 401(k) plan consistent with other participating employees. We match 100% of the first 1% of an employee’s contribution, and 50% of the next 5% of an employee’s eligible contribution.
Consistent with our compensation philosophy, the Committee seeks to limit the perquisites and other personal benefits provided to our NEOs. Our SLT members, including our NEOs, are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage our SLT members to receive regular comprehensive physical examinations, as their future health and well-being are important to our success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once per calendar year at a facility designated by us.
Share Ownership Guidelines. Our Board of Directors has adopted Corporate Governance Guidelines that include share ownership guidelines for the non-employee members of our Board of Directors and our executive officers, including our NEOs. Under these guidelines, within five years after election or appointment:
•our CEO is encouraged to hold shares of our common stock with a value not less than six times his annual base salary;
•each other executive officer is encouraged to hold shares of our common stock with a value not less than two times the executive officer’s annual base salary; and
•each non-employee member of our Board of Directors is encouraged to hold shares of our common stock with a value not less than five times the sum of the director’s annual cash retainers for service on our Board of Directors and on Board Committees.
Shares held and owned, including outstanding RSU awards, count toward the share ownership requirement. Any outstanding PSU award does not count toward the share ownership requirement. Given the five-year transition period, presently all non-employee directors and executive officers are compliant with their respective stock ownership guideline.
Anti-Hedging and Pledging Policies. We have adopted a Securities Trading Policy that prohibits all employees, including our executive officers and the non-employee members of our Board of Directors from entering into any pledging or margin account transactions involving our equity securities. In addition, the Securities Trading Policy provides that hedging transactions in our equity securities are prohibited for all employees (including our executive officers) and the non-employee members of our Board of Directors.
Compensation Recovery Policy (“Clawback”). The Committee has adopted a compensation recovery policy as required by Exchange Act Rule 10D-1 and the corresponding listing standards of the NYSE, which provides for the mandatory recovery from current and former executive officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under the securities laws, including to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Deductibility of Executive Compensation. Section 162(m) of the Code generally limits the federal income tax deduction available to public companies for compensation paid to certain current or former executive officers in excess of $1 million per year. While the Committee considers the tax implications of its compensation decisions, tax deductibility is only one of many factors in designing and administering the Company’s executive compensation program. Accordingly, the Committee may approve compensation arrangements pursuant to the Company’s overall compensation philosophy, business objectives, and the interests of stockholders that are not fully deductible.
Accounting for Stock-Based Compensation. FASB ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards granted under our equity incentive award plans. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain plans and programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Option Awards. The Company does not grant stock options, stock appreciation rights or similar option-like instruments in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and does not time the public release of such information based on stock option grant dates. Grants of stock options, if any, will be awarded either on a preestablished date during an “open trading window” or in connection with an individual’s date of hire. During the last completed fiscal year, we have not granted options to any NEO during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management on August 13, 2026 and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Anthony M. Abate (Chair)
Hong Q. Hou
Eric S. Musser

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s named executive officers during fiscal 2026.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
(a)	(b)	(c)	(d)		(e)	(g)	(i)	(j)
Robert A. Feurle	2026	$750,000	$500,000	(5)	$10,929,645	—	$317,308	$12,496,953
CEO (4)	2025	$150,000	$500,000		—	—	—	$650,000

Gregor van Issum	2026	$410,897	450,000	(7)	$5,410,426	$155,333	$188,669	$6,615,326
Executive Vice President and CFO (6)

David T. Emerson, Ph.D.	2026	$500,000	—		$4,371,870	$250,000	$15,000	$5,136,870
Executive Vice President and COO (8)	2025	$7,212	—		—	—	—	$7,212

Bradley D. Kohn	2026	$62,740	—		—	$25,241	$2,356	$90,337
Executive Vice President and Chief
Legal and Global Affairs Officer (9)

Kevin M. Speirits	2026	$270,263	$498,951	(11)	$880,772	—	$82,400	$1,732,385
Former Interim CFO (10)	2025	$390,000	$119,500		$259,742	$19,500	$14,525	$803,267

________________
(1)Represents the aggregate grant date fair value of service-based RSUs and PSUs granted during the fiscal years shown calculated in accordance with ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 28, 2026 for assumptions used in the calculations. For RSUs and PSUs with internal metrics, the grant-date fair value is based upon the market price of the Company’s common stock on the date of the grant. For the PSUs that vest based on rTSR, the probable outcome of achievement and grant date fair value was determined using a Monte Carlo simulation model. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized.
(2)Amounts listed in column (g) represent amounts paid under our Annual Short-Term Cash Bonus Program. For additional information regarding the 2026 Annual Short-Term Cash Bonus Program, see “Compensation Discussion and Analysis” above.
(3)Amounts listed in column (i) include matching contributions to the 401(k) retirement plan. For Messrs. Feurle and van Issum, amount also includes relocation payments. For Mr. Speirits, amount also includes severance payments related to his Retention Agreement. No named executive officer received other perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2025 through 2026 unless otherwise noted or previously disclosed.
(4)Mr. Feurle was appointed as CEO effective May 1, 2025.
(5)Amount listed in column (d) for Mr. Feurle represents the final installment of a cash sign-on bonus in the aggregate amount of $1,000,000, paid in two equal installments, with the first installment previously paid in fiscal 2025.
(6)Mr. van Issum was appointed as Executive Vice President and CFO effective September 1, 2025.
(7)Amount listed in column (d) for Mr. van Issum represents a cash sign-on bonus paid in one lump sum.
(8)Dr. Emerson was appointed as Executive Vice President and COO effective June 23, 2025.
(9)Mr. Kohn was appointed as Executive Vice President, Chief Legal and Global Affairs Officer effective May 11, 2026.
(10)Mr. Speirits served as Interim CFO from May 30, 2025 to September 1, 2025. Mr. Speirits previously served as Senior Vice President, Finance, and remained in this role during and following his service as Interim CFO until his departure.
(11)Amount listed in column (d) represents (i) a lump sum retention payment awarded in connection with achievement of specified service milestones, including continued service as Interim CFO, support of the transition to the Company’s new Chief Financial Officer, and completion of specified restructuring activities and (ii) the target bonus payout made upon his termination pursuant to his post-termination severance agreement.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about RSUs, PSUs and non-equity incentive plan awards granted to the named executive officers during fiscal 2026. All RSUs and PSUs were granted under the LTIP. No stock options were granted to the named executive officers in fiscal 2026.
Grants of Plan-Based Awards in Fiscal 2026

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A.	—	—	—	—	—	—	—	—	—	—
Feurle	12/8/2025	12/5/2025	—	—	—	67,999	135,997	271,994	—	$3,659,683
	12/8/2025	12/5/2025	—	—	—	—	—	—	90,665	$2,077,135
	12/8/2025	12/5/2025	—	—	—	—	—	—	226,662	$5,192,826

Gregor	—	—	$77,666	$310,665	$621,330	—	—	—	—	—
van Issum	12/8/2025	12/5/2025	—	—	—	27,200	54,399	108,798	—	$1,463,881
	12/8/2025	12/5/2025	—	—	—	—	—	—	36,266	$830,854
	12/8/2025	12/5/2025	—	—	—	—	—	—	135,997	$3,115,691

David T.	—	—	$125,000	$500,000	$1,000,000	—	—	—	—	—
Emerson,	12/8/2025	12/5/2025	—	—	—	27,200	54,399	108,798	—	$1,463,881
Ph.D.	12/8/2025	12/5/2025	—	—	—	—	—	—	36,266	$830,854
	12/8/2025	12/5/2025	—	—	—	—	—	—	90,665	$2,077,135

Bradley D.	—	—	$12,621	$50,482	$100,964	—	—	—	—	—
Kohn	—	—	—	—	—	—	—	—	—	—

Kevin M.	—	—	—	—	—	—	—	—	—	—
Speirits	12/8/2025	12/5/2025	—	—	—	8,840	17,679	35,358	—	$475,746
	12/8/2025	12/5/2025	—	—	—	—	—	—	17,679	$405,026

________________
(1)    Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under our 2026 Annual Short-Term Cash Bonus Program. The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Threshold payment amounts assume only the attainment of the minimum performance level for each individual goal and are paid at 25% of the target incentive. Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target goals. Maximum payment amounts reflect the payout cap of 200% of the target incentive, which assumes goal attainment of the maximum goals. For fiscal 2026, the annual operational, financial and business goal targets approved by the Compensation Committee were stated in terms of revenue, adjusted EBITDA, free cash flow and accomplishment of technology initiatives. For additional information regarding the 2026 Annual Short-Term Cash Bonus Program, see “Compensation Discussion and Analysis” above.
(2) The target represents the number of PSUs granted on the grant date. Actual shares earned and issued are to be determined at the end of the three-year performance period (end of fiscal year 2028). PSU performance is weighted 50% based on rTSR performance, 25% based on Revenue performance and 25% based on free cash flow. The rTSR is measured relative to the Russell 3000 over the three-year performance period. For the shares subject to the Company’s rTSR performance, a maximum of 200% of target will be issued for achievement at the 85th percentile or higher, a target number of shares will be issued for achievement at the 55th percentile achievement, and a minimum of 50% of target will be issued for achievement at the 30th percentile. For the shares subject to the Company’s revenue and free cash flow measures, achievement levels have been established at which the maximum (200% of target), target (100% of target) and the minimum (50% of target) number of shares will be issued. For additional information regarding the fiscal 2026 PSU awards, see “Compensation Discussion and Analysis” above. With respect to Mr. Speirits, all PSUs were forfeited in connection with his separation from the Company. A portion of Mr. Speirits’ RSUs will vest in accordance with his Retention Agreement.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 28, 2026.
Outstanding Equity Awards at 2026 Fiscal Year-End

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Robert A. Feurle	242,528	(3)	$11,149,012	135,997	$6,251,782

Gregor van Issum	172,263	(4)	$7,918,930	54,399	$2,500,722

David T. Emerson, Ph.D.	97,011	(5)	$4,459,596	54,399	$2,500,722

Bradley D. Kohn	—		—	—	—

Kevin M. Speirits	7,316	(6)	$336,317	—	—

________________
(1)    The RSUs and PSUs listed were granted under the 2025 MIP.
(2)    Market value of shares underlying RSUs and PSUs that have not vested is based on $45.97 per share (the closing price of our common stock as reported by the NYSE on June 26, 2026, the last trading day of the Company’s fiscal 2026).
(3)    Includes RSUs that are to vest as to 18,983 shares on each of July 15, 2026 and October 15, 2026, as to 29,920 shares on October 1, 2026, as to 26,576 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027, January 15, 2028, and April 15, 2028, and as to 7,593 shares on each of July 15, 2028 and October 15, 2028.
(4)    Includes RSUs that are to vest as to 45,332 shares on September 1, 2026, as to 12,089 shares on October 1, 2026, as to 11,333 shares on October 15, 2026, as to 14,355 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027, January 15, 2028 and April 15, 2028, as to 14,357 shares on July 15, 2028, and as to 3,022 shares on October 15, 2028.
(5)    Includes RSUs that are to vest as to 7,593 shares on each of July 15, 2026 and October 15, 2026, as to 11,968 shares on October 1, 2026, as to 10,630 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, and April 15, 2028, as to 10,631 shares on each of October 15, 2027 and January 15, 2028, as to 3,038 shares on July 15, 2028, and as to 3,037 shares on October 15, 2028.
(6)    Includes RSUs that are to vest pursuant to Mr. Speirits’ Retention Agreement as to 5,835 shares on October 1, 2026, and as to 1,481 shares on January 15, 2027. All other outstanding RSUs and PSUs as of his termination date were canceled as of such date.

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about vesting of RSUs held by the named executive officers during fiscal 2026.
Option Exercises and Stock Vested in Fiscal 2026

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Feurle	74,799	$2,749,611	(1)

Gregor van Issum	—	—

David T. Emerson, Ph.D.	29,920	$1,099,859	(1)

Bradley D. Kohn	—	—

Kevin M. Speirits	10,795	$16,408	(2)

________________
(1)    The value realized on vesting is based on $36.76 per share (the closing price of our common stock as reported by the NYSE on May 1, 2026).
(2)    The value realized on vesting is based on $1.52 per share (the closing price of our common stock as reported by the NYSE on August 1, 2025).

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below.
Severance Arrangements
The Employment Agreement with Mr. Feurle and the SLT Severance Plan for any other named executive officers (other than Mr. Speirits) in each case provide for certain payments to be made upon termination without cause or resignation for good reason during the change in control period (under the Employment Agreement) or in connection with a change in control (under the SLT Severance Plan). Mr. Feurle (under the Employment Agreement) and other named executive officers (under the SLT Severance Plan), if their employment is terminated by us without cause but not as a result of their death or long-term disability, or by the executive for good reason, and the termination was during a change of control period or in connection with a change in control, respectively, will be entitled to receive the following benefits:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	a lump sum payment equal to 24 months of Mr. Feurle’s annual base salary;	•	continued payment of the executive’s regular salary for 18 months;
•	a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs;	•	a lump sum payment equal to 1.5 times the executive’s target annual incentive award for the year in which the termination occurs;
•	contribution to COBRA coverage through the earlier of (i) 24 months following the termination date and (ii) the date Mr. Feurle becomes eligible for healthcare coverage under another provider’s plan; and	•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for the executive;
•	acceleration of vesting of each outstanding equity award, in each case, with respect to 100% of the then-unvested shares subject to such outstanding award effective as of immediately prior to Mr. Feurle’s termination date.	•	accelerated vesting of RSUs and options that are subject to time-based vesting requirements only, so that they become vested by the date employment terminates, and deemed vesting of any unvested PSUs at the greater of (i) the target level and (ii) the actual performance level (with the date of the Change in Control being treated as the ending date for the measurement period and the effective stock price of the Change in Control being used for the calculation of relative total shareholder return); and
		•	outplacement benefits for 12 months.
In the event amounts payable under the Employment Agreement or SLT Severance Plan, as applicable, or otherwise are contingent on a change in control for purposes of Section 280G of the Code, and it is determined that any payment or benefit made or provided to the executive would be subject to the excise tax imposed by Section 4999 of the Code, the payments to such executive under the Employment Agreement or SLT Severance Plan, as applicable, will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in the executive receiving the greatest after tax payment.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason Not During Change of Control Period or in Connection with a Change in Control
The Employment Agreement with Mr. Feurle and the SLT Severance Plan for any other named executive officers in each case provide for certain payments to be made upon termination without cause or resignation for good reason not during a change in control period (under the Employment Agreement) or in connection with a change in control (under the SLT Severance Plan). Mr. Feurle (under the Employment Agreement) and other named executive officers (under the SLT Severance Plan), if their employment is terminated by us without cause but not as a result of their death or long-term disability, or by the executive for good reason, and the termination was not during a change in control period or in connection with a change in control, respectively, will be entitled to receive the following benefits:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	a lump sum payment equal to 18 months of Mr. Feurle’s annual base salary;	•	continued payment of the executive’s base salary for 12 months;
•	a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurred;	•	a lump sum payment equal to the executive’s target annual incentive award for the fiscal year in which the termination occurred;
•	contributions to COBRA coverage through the earlier of (i) 18 months following the termination date and (ii) the date Mr. Feurle becomes eligible for healthcare coverage under another provider’s plan; and	•
reimbursement for the additional costs of continuing the executive’s group medical, dental and vision coverage under COBRA for 12 months or until he is eligible for new healthcare coverage, whichever is shorter;

•	conditioned upon Mr. Feurle’s fulfillment of his obligation for consulting, to the extent required by the Company, acceleration of vesting of each outstanding equity award that is scheduled to vest solely based upon Mr. Feurle’s continued services, in each case, with respect to that number of shares of the Company’s common stock subject to such award that would have vested had Mr. Feurle’s employment continued for 18 months following the termination date.	•	conditioned upon the executive’s fulfillment of his obligation for consulting, to the extent required by the Company, continued vesting of RSUs and options during the 12 months following the date of employment termination as if the executive’s employment had not terminated, and continued vesting of PSUs during the 12 months following the date of termination in accordance with the terms of such awards as if the executive’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIPs and the applicable award agreement, including prorating for the portion of time the executive provided services to the Company over the course of the applicable performance period and such additional 12-month period, as applicable; and
		•	outplacement benefits for 12 months.
Further Conditions to Severance Benefits
As a condition to the receipt of the benefits described above under the Employment Agreement, Mr. Feurle must (i) sign a general release of claims against the Company and its affiliates in a form acceptable to the Company that becomes effective and irrevocable within 60 days, or such shorter period of time specified by the Company, following such termination and (ii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Feurle and the Company (the “Confidential Information Agreement”).
As a condition of eligibility to participate in the SLT Severance Plan, each executive must (i) sign and not revoke a release of claims; (ii) sign a participation agreement under which, among other things, such executive agrees to waive any rights he or she might still have under certain other Company sponsored severance programs; and (iii) continue to comply with the terms of the executive’s Confidential Information Agreement, which, in the event that the executive is entitled to severance payments in connection with a change in control as described above, will be amended by the release to provide that the post-separation restrictive period applicable to the noncompetition and nonsolicitation provisions contained therein will extend until the end of the 18-month period following the executive’s termination date (or such longer period used to calculate continued salary payments).

Definitions
The terms “cause,” “good reason,” “change in control”, “change in control period” (with respect to the Employment Agreement) and “in connection with a change in control” (with respect to the SLT Severance Plan) are defined in the Employment Agreement and SLT Severance Plan, as applicable, as follows:
“Cause” means:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	Mr. Feurle’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering Mr. Feurle a reasonable period of time to cure;	•	an executive’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of the executive’s position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;
•	any material and willful violation of any federal or state law by Mr. Feurle in connection with his responsibilities as an employee of the Company;	•	any material and willful failure of an executive to comply with Company policies (including but not limited to the Company’s Code of Conduct), applicable government laws, rules and regulations and/or reasonable directives of the CEO or Board of Directors;
•	any act of personal dishonesty taken by Mr. Feurle in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;	•	any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by an executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;
•	Mr. Feurle’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or	•	an executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;
•	Mr. Feurle materially breaching his Confidential Information Agreement, which breach is not cured.	•	an executive’s material breach of his Confidential Information Agreement;
•
an executive’s failure to fully disclose any material conflict of interest that he may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

		•	an executive’s commission of any act or omission that has caused or could cause material reputational damage to the Company.

“Good reason” generally means the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, if applicable, subject to certain notice and cure provisions:

Employment Agreement (Mr. Feurle):		SLT Severance Plan:
•	a material reduction in Mr. Feurle’s authority, duties or responsibilities, including removal from, or a failure to elect Mr. Feurle to, the Board of Directors;	•	a material reduction in the executive’s authority, duties or responsibilities, provided however, that this will not apply to the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit for which the applicable executive was not the primary executive responsible;
•	a material reduction in Mr. Feurle’s base salary or target annual and long-term incentive compensation, other than a one-time reduction in either case that also is applied to substantially all other executive officers of the Company, provided that Mr. Feurle’s reduction is substantially proportionate to the reduction applied to substantially all other executive officers;	•	a material reduction in the executive’s annual base salary, target annual compensation (bonus), or long-term incentive compensation (including, but not limited to equity compensation);
•	the Company requiring Mr. Feurle to report to anyone other than the Board of Directors; or	•	the Company requiring the executive to report to anyone other than the CEO of the Company; or
•	the Company requiring Mr. Feurle to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code) from Mr. Feurle’s current principal place of employment.	•	the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius from his current principal place of employment.
“Change in control” generally means any of the following events:
•any person or group of persons becomes the beneficial owner of more than 50% of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;
•a sale or other disposition of all or substantially all of our assets;
•stockholder approval of a definitive agreement or plan to liquidate our company;
•a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of more than 50% of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;
•a change in the majority of the incumbent directors of the Board of Directors during any consecutive 24-month period during the executive’s employment term, excluding such changes resulting from directors who are elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors qualifying as incumbent directors; or

•the sale, transfer or other disposition of a substantial portion of the stock or assets of a business unit of the Company or a similar transaction as the Board of Directors, in its sole discretion, may determine to be a “change in control”; provided, however, that “change in control” will not include (1) a transaction the sole purpose of which is to change the state of our incorporation; or (2) the initial public offering of the stock of a business unit of our company, and any subsequent sell down of the stock of the business unit by our company.
“Change in control period” means the period of time commencing three months prior to a change in control and ending 24 months following the change in control.
“In connection with a change in control” means either:
•within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or
•within 24 months following a change in control.
Separation of Mr. Speirits
During fiscal 2026, Mr. Speirits terminated his employment with the Company. Please see “Compensation Discussion and Analysis—Compensation Elements—Mr. Speirits’ Retention Agreement” above for a description of the post-employment benefits to which Mr. Speirits was entitled.
2025 MIP Awards
Outstanding awards of RSUs and PSUs for our NEOs were awarded under the 2025 MIP. The 2025 MIP provides for potential acceleration of equity awards in the event of a change in control or any other corporate transaction to which the Compensation Committee deems the provision applicable (a “Corporate Event”). For this purpose, a change in control is generally deemed to occur upon any person’s becoming the beneficial owner of more than 50% of our outstanding shares or combined voting power, the consummation of a sale or other disposition of all or substantially all of our assets, the approval by our stockholders of a plan to liquidate the Company, or the consummation of a merger or consolidation of the Company with another entity, unless the directors, ownership, and voting power in place immediately prior to the transaction continue in specified proportions following the transaction. Upon a Corporate Event, each outstanding award will be assumed, or an equivalent award will be substituted, by the successor corporation or a parent or subsidiary of the successor. If the successor corporation does not agree to assume the outstanding awards or to substitute equivalent awards, the time- or service-based vesting of each award will fully accelerate, and any performance- or milestone-based vesting condition will be treated in accordance with the applicable award agreement. Alternatively, the Compensation Committee may provide for a cash payment in settlement of any or all vested awards, based on the consideration payable to holders of shares in respect of the Corporate Event.
The award agreements under the 2025 MIP provide for accelerated vesting of RSUs and PSUs in the event of a participant’s death or upon the effective date of the determination of the participant’s long-term disability by our Employee Benefits Committee. Upon such an event, all outstanding RSUs will become fully vested to the extent not already vested. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability and paid out at the greater of (a) the target level and (b) the actual performance level, with the date of death or the effective date of the determination of the disability being treated as the ending date for the performance period. In addition, the PSU award agreement addresses a change in control directly through its performance period and payout mechanics. The performance period for each performance measure ends on the earlier of its scheduled end date or the consummation of a change in control, and the Compensation Committee determines the payout level prior to the change in control. If the applicable performance period does not commence or does not end as a result of a change in control, the applicable payout level will be the target level. If a change in control occurs before July 1, 2027 in the case of the fiscal 2026 awards, the payout levels for the revenue and levered free cash flow measures will be no less than the target level, and if the Company is exceeding those payout levels at the time of the change in control, linear interpolation will be used to determine the payout level.

Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the applicable named executive officers in the event of a termination of employment or change in control, or both.
Except as noted below, payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 26, 2026, the last business day of fiscal 2026 (the “Trigger Date”); (2) the price per share of our common stock on the Trigger Date was $45.97, which represents the closing price of our common stock as reported by the NYSE; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such agreements, plans and arrangements for fiscal 2027. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Robert A. Feurle	Termination without cause or resignation	Base salary (18 months)	$1,125,000
	for good reason not during a change in	Incentive awards	750,000
	control period (1)	COBRA premiums (18 months)	10,486
		Continued vesting (18 months)	8,007,514
			$9,893,000
	Termination without cause or resignation	Base salary (24 months)	$1,500,000
	for good reason during a change in	Incentive awards	1,500,000
	control period (1)	COBRA premiums (24 months)	13,981
		Vesting acceleration	17,405,391
			$20,419,372
	Death or termination of employment due to	Annual incentive award	—
	long-term disability	Vesting acceleration (3)	$17,405,391
			$17,405,391
	Change in control (not involving	Vesting acceleration	$6,251,782
	termination of employment)
Gregor van Issum	Termination without cause or resignation	Base salary (12 months)	$500,000
	for good reason not in connection with a	Incentive awards	375,000
	change in control (1)	COBRA premiums (12 months)	—
		Continued vesting (12 months)	3,939,721
		Outplacement services	12,000
			$4,826,721
	Termination without cause or resignation	Base salary (18 months)	$750,000
	for good reason in connection with a	Incentive awards	562,500
	change in control (1)	COBRA premiums (18 months)	—
		Vesting acceleration	10,419,652
		Outplacement services	18,000
			$11,750,152
	Death or termination of employment due to	Annual incentive award (2)	$155,333
	long-term disability	Vesting acceleration (3)	10,419,652
			$10,574,985
	Change in control (not involving	Vesting acceleration	$2,500,722
	termination of employment)
David T. Emerson,	Termination without cause or resignation	Base salary (12 months)	$500,000
Ph.D.	for good reason not in connection with a	Incentive awards	500,000
	change in control (1)	COBRA premiums (12 months)	21,584
		Continued vesting (12 months)	2,714,253
		Outplacement services	12,000
			$3,747,837
	Termination without cause or resignation	Base salary (18 months)	$750,000
	for good reason in connection with a	Incentive awards	750,000
	change in control (1)	COBRA premiums (18 months)	32,377
		Vesting acceleration	6,960,318
		Outplacement services	18,000
			$8,510,695
	Death or termination of employment due to	Annual incentive award (2)	$250,000
	long-term disability	Vesting acceleration (3)	6,960,318
			$7,210,318
	Change in control (not involving	Vesting acceleration	$2,500,722
	termination of employment)
Bradley D. Kohn	Termination without cause or resignation	Base salary (12 months)	$500,000
	for good reason not in connection with a	Incentive awards	375,000
	change in control (1)	COBRA premiums (12 months)	21,584
		Continued vesting (12 months)	—
		Outplacement services	12,000
			$908,584

Name	Triggering Event	Type of Payment/Benefit	Amount
	Termination without cause or resignation	Base salary (18 months)	$750,000
	for good reason in connection with a	Incentive awards (18 months)	562,500
	change in control (1)	COBRA premiums (18 months)	32,377
		Vesting acceleration	—
		Outplacement services	18,000
			$1,362,877
	Death or termination of employment due to	Annual incentive award (2)	$25,241
	long-term disability	Vesting acceleration	—
			$25,241
Kevin M. Speirits	Upon separation from the Company	Base salary (12 months)	$399,750
	pursuant to Retention Agreement with	Incentive awards	198,951
	Mr. Speirits (4)	COBRA premiums (12 months)	13,591
		Continued vesting (12 months)	336,317
		Outplacement services	6,000
			$954,609
________________
(1)    The triggering event, along with resulting benefits, is defined in the Employment Agreement for Mr. Feurle and the SLT Severance Plan for other named executive officers.
(2)    Based on actual results for performance using a payout of 50% of target.
(3)    Vesting is automatically accelerated for RSUs and PSUs in the event of death or upon the effective date of the determination of the executive officer’s long-term disability pursuant to the terms of the award agreements under the 2025 MIP. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability and paid out at the greater of (a) the target level and (b) the actual performance level (with the date of death or on the effective date of the determination of disability being treated as the ending date for the measurement period).
(4)    Represents amounts to which Mr. Speirits was entitled pursuant to the Retention Agreement upon separation of employment.

CEO Pay Ratio Disclosure
Securities and Exchange Commission rules require the Company to disclose the ratio of the total annual compensation of our CEO or other officer serving as our principal executive officer (“PEO”) to the total annual compensation of our median employee.
As of June 28, 2026, we employed approximately 2,371 individuals located primarily in the United States, with less significant representation in China (including Hong Kong), Taiwan, South Korea, Japan, Malaysia, India, and various countries in Europe. We determined our median employee for fiscal 2026 based on the Company’s global employee population as of June 28, 2026.
The median employee compensation was identified using a consistently applied compensation measure of target annual compensation for fiscal 2026 consisting of base salary, estimated profit sharing or incentive compensation with a performance period of one year or less, as applicable, and shift differential, calculated using internal human resources records. As allowed under Securities and Exchange Commission rules, base pay was annualized for full-time or part-time permanent employees hired during fiscal 2026 to reflect a full year of service.
We selected the median employee to determine the required ratio by:
•Calculating the compensation based on the consistently applied measure of target annual compensation as described above of all of our employees except the individuals who served as PEO;
•Determining the median employee from our employee population based on this consistently applied compensation measure; and
•Identifying the ten employees whose target annual compensation was situated above and below this median and calculating total annual compensation for this subset of employees using the same methodology we use for our named executive officers as set forth in the fiscal 2026 Summary Compensation Table in accordance with Item 402 of Regulation S-K (the “Item 402 Rules”), excluding any employee who had anomalous compensation characteristics, to ensure that our selected median employee reflects our population as a whole and supports the reasonableness of our consistently applied compensation measure.
We calculated the total annual compensation of our PEO and of the median employee for fiscal 2026 using the Item 402 Rules. The total annual compensation for our PEO, calculated in the manner described below, was $12,496,953 and the total annual compensation for the median employee was $90,461. Accordingly, the ratio of the annual total compensation of our PEO to the median of the annual total compensation of all employees was 138 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission Item 402 Rules based on our payroll and employment records and the methodology described above. Because the Securities and Exchange Commission Item 402 Rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Compensation Plans
The following table provides information, as of June 28, 2026, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	3,765,553	(2)	—	8,332,108	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	3,765,553		—	8,332,108
________________
(1)    Refers to shares of the Company’s common stock.
(2)    Represents shares issuable upon vesting of outstanding RSUs and PSUs under the 2025 MIP and the 2025 Long-Term Incentive Compensation Plan (the “2025 LTIP”).
(3)    Includes shares remaining for future issuance under the 2025 MIP and the 2025 LTIP.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEO and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compen-sation Table Total for PEO 1 ($) (1)	Summary Compen-sation Table Total for PEO 2 ($) (1)	Summary Compen-sation Table Total for PEO 3 ($) (1)	Compen-sation Actually Paid to PEO 1 ($) (1) (2) (3)	Compen-sation Actually Paid to PEO 2 ($) (1) (2) (3)	Compen-sation Actually Paid to PEO 3 ($) (1) (2) (3)	Average Summary Compen- sation Table Total for Non-PEO NEOs ($) (1)	Average Compen- sation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Revenue ($ Millions) (5)
									TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2026	—	—	$13,040,937	—	—	$20,853,146	$3,345,482	$5,380,501	$208.01	$210.04	$4.4	$665.0
2025	$8,498,571	$1,996,215	$650,000	$(2,242,723)	$1,227,774	$650,000	$1,400,045	$(158,386)	N/A	N/A	$(1,609.2)	$757.6
2024	$11,399,724	—	—	$(1,116,224)	—	—	$4,833,000	$(288,099)	N/A	N/A	$(864.2)	$807.2
2023	$12,477,839	—	—	$7,947,159	—	—	$5,275,059	$1,625,479	N/A	N/A	$(329.9)	$758.5
2022	$9,282,016	—	—	$(2,027,399)	—	—	$2,702,433	$(818,332)	N/A	N/A	$(200.9)	$572.1
__________________________
(1)    Gregg A. Lowe served as PEO from 2021 to November 2024 (“PEO 1”). Thomas H. Werner served as PEO from November 2024 until May 2025 (“PEO 2”). Robert A. Feurle served as PEO since May 2025 (“PEO 3”). Neill P. Reynolds was our only Non-PEO NEO from 2021 through 2024. Neill P. Reynolds, Kevin Speirits, and David T. Emerson, Ph.D. were our Non-PEO NEOs during 2025. Bradley D. Kohn, Kevin Speirits, and David T. Emerson, Ph.D. were our Non-PEO NEOs during fiscal 2026.
(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 3 ($)	Exclusion of Stock Awards for PEO 3 ($)	Inclusion of Equity Values for PEO 3 ($)	Compensation Actually Paid to PEO 3 ($)
2026	$13,040,937	$(11,473,629)	$19,285,838	$20,853,146

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2026	$3,345,482	$(2,792,241)	$4,827,260	$5,380,501

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 3 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 3 ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 3 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 3 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 3 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 3 ($)	Total - Inclusion of Equity Values for PEO 3 ($)
2026	$16,536,227	—	$2,749,611	—	—	—	$19,285,838

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2026	$4,550,354	—	$274,965	$2,987	$(1,046)	—	$4,827,260
(4)    The Peer Group TSR set forth in this table utilizes the Philadelphia Semiconductor Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended June 28, 2026. The comparison assumes $100 was invested for the period starting September 29, 2025 (the first day of trading on the NYSE following our emergence from a voluntary Chapter 11 re-structuring plan and re-listing on the NYSE), through the end of the listed year in the Company and in the Philadelphia Semiconductor Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)    We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal 2026. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. For fiscal 2026, Revenue as reported is calculated by combining revenue for the Predecessor period of June 30, 2025 to September 29, 2025 and the Successor period of September 30, 2025 to June 28, 2026. Because the revenue measure used for purposes of this Pay Versus Performance disclosure for fiscal 2026 reflects amounts that combine, aggregate, or otherwise present Successor and Predecessor period results on a basis that differs from revenue as reported in the Company’s financial statements prepared in accordance with U.S. GAAP, this measure is a non-GAAP financial measure.

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR over the five most recently completed fiscal years for the Company, and the Philadelphia Semiconductor Index TSR over the same period.

PEOs and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
TSR (9/29/2025 Indexed to $100)
$600
$500
$400
$300
$200
$100
$0
-2.0
-0.8
7.9
1.6
-1.1
-0.3
-2.2
1.2
0.7
-0.2
100.00
100.00
20.9
5.4
208.01
210.04
2022
2023
2024
2025
2026
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Wolfspeed, Inc. TSR
Peer Group TSR

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEOs and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
-10
Net Income ($ Millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
-$2,000
-2.0
-0.8
-200.9
7.9
1.6
-329.9
-1.1
-0.3
-864.2
-2.2
1.2
0.7
-0.2
-1,609.2
20.9
5.4
4.4
2022
2023
2024
2025
2026
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Wolfspeed, Inc. Net Income

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Revenue during the five most recently completed fiscal years.

PEOs and Average Non-PEO NEO Compensation Actually Paid
Versus Revenue
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
Revenue ($ Millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
-2.0
-0.8
572.1
7.9
1.6
758.5
-1.1
-0.3
807.2
-2.2
1.2
0.7
-0.2
757.6
20.9
5.4
665.0
2022
2023
2024
2025
2026
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Revenue ($ Millions)

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for fiscal 2026 to Company performance. The measures in this table are not ranked.

Revenue
Non-GAAP Gross Margin
Adjusted EBITDA
Relative TSR

PROPOSAL NO. 3—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance stockholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of stockholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of stockholders.
As required by Schedule 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a stockholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure.
Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends
stockholders vote FOR Proposal No. 3.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2026.
Director Compensation for Fiscal 2026

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Anthony M. Abate (2)	$116,250	$544,204	$660,454
Aristrelito M. Bolisay (3)	$32,800	—	$32,800
Michael W. Bokan (4)	$75,000	$544,204	$619,204
Glenda M. Dorchak (5)	$67,500	—	$67,500
John C. Hodge (6)	$55,880	—	$55,880
Hong Q. Hou (7)	$67,500	$544,204	$611,704
Darren R. Jackson (8)	$68,750	—	$68,750
Mark E. Jensen (9)	$317,500	$544,204	$861,704
Duy-Loan T. Le (10)	$65,000	—	$65,000
Eric S. Musser (11)	$71,250	$544,204	$615,424
Marvin A. Riley (12)	$66,250	—	$66,250
Stacy J. Smith (13)	$62,500	—	$62,500
Paul V. Walsh, Jr. (14)	$317,500	$544,204	$861,704
Thomas H. Werner (15)	$600,000	—	$600,000
__________________________
(1)    Amounts listed in the Stock Awards column represent the aggregate grant date fair value of awards granted during fiscal 2026 calculated in accordance with ASC Topic 718. These amounts relate to the annual grant of 31,732 RSUs on December 17, 2025. All awards were made under the 2025 MIP. For a discussion of the assumptions used to value these awards, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2026.
(2)    As of June 28, 2026, Mr. Abate held 31,732 RSUs that are to vest as to 16,546 shares on October 1, 2026, as to 1,898 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027 and April 15, 2028, and as to 1,899 shares on each of January 15, 2028 and July 15, 2028.
(3)    Mr. Bolisay declined the receipt of RSU awards for fiscal 2026.
(4)    As of June 28, 2026, Mr. Bokan held 31,732 RSUs that are to vest as to 16,546 shares on October 1, 2026, as to 1,898 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027 and April 15, 2028, and as to 1,899 shares on each of January 15, 2028 and July 15, 2028.
(5)    Represents fees paid to Ms. Dorchak through her September 29, 2025 exit from the Board.
(6)    Represents fees paid to Mr. Hodge through his September 29, 2025 exit from the Board.
(7)    As of June 28, 2026, Dr. Hou held 31,732 RSUs that are to vest as to 16,546 shares on October 1, 2026, as to 1,898 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027 and April 15, 2028, and as to 1,899 shares on each of January 15, 2028 and July 15, 2028.
(8)    Represents fees paid to Mr. Jackson through his September 29, 2025 exit from the Board.
(9)    As of June 28, 2026, Mr. Jensen held 31,732 RSUs that are to vest as to 16,546 shares on October 1, 2026, as to 1,898 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027 and April 15, 2028, and as to 1,899 shares on each of January 15, 2028 and July 15, 2028.
(10)    Represents fees paid to Ms. Le through her September 29, 2025 exit from the Board.

(11)    As of June 28, 2026, Mr. Musser held 31,732 RSUs that are to vest as to 16,546 shares on October 1, 2026, as to 1,898 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027 and April 15, 2028, and as to 1,899 shares on each of January 15, 2028 and July 15, 2028. All unvested RSUs will be forfeited upon the expiration of Mr. Musser’s term at the Annual Meeting.
(12)    Represents fees paid to Mr. Riley through his September 29, 2025 exit from the Board.
(13)    Represents fees paid to Mr. Smith through his September 29, 2025 exit from the Board.
(14)    As of June 28, 2026, Mr. Walsh held 31,732 RSUs that are to vest as to 16,546 shares on October 1, 2026, as to 1,898 shares on each of January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2027 and April 15, 2028, and as to 1,899 shares on each of January 15, 2028 and July 15, 2028.
(15)    Represents fees paid to Mr. Werner through his September 29, 2025 exit from the Board.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of RSUs. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Each non-employee director then serving on the Board who has been nominated for re-election at the next annual meeting of stockholders has historically been granted RSUs on the date of such re-election at the annual meeting of stockholders, with such RSUs vesting in full on the first anniversary of the date of grant. For fiscal 2026, the number of RSUs granted was determined by dividing $200,000 by a blended reference price equal to 50% of the Company’s $19.98 emergence price and 50% of the Company’s 45-day volume-weighted average stock price of $24.6214 following emergence. The RSUs for fiscal 2026 will vest on October 1, 2026. Newly elected non-employee directors, including those appointed to fill a vacancy between annual meetings of stockholders, have historically been granted a sign-on award of RSUs. In connection with the 2025 Annual Meeting of Stockholders, directors also received an award of RSUs determined by dividing $500,000 by the same blended reference price described above in recognition of the forgone sign-on equity grant during and following our emergence from Chapter 11. With respect to this award, one-third of such RSUs vest on October 1, 2026, and the remainder vest quarterly in proportional amounts thereafter for the remaining two years of the vesting schedule. Vesting of all equity awards is subject to continued service; provided, however, that the Compensation Committee may allow RSUs to continue to vest until the next annual meeting of stockholders for a director who steps down from the Board before his or her time expires under certain circumstances.
For fiscal 2026, non-employee directors were paid the following annual cash retainers: $80,000 for service as a member of the Board; $75,000 for service as Chair of the Board; $30,000 for service as Audit Committee Chair; $20,000 for service as Compensation Committee Chair; $15,000 for service as Governance and Nominations Committee Chair; $15,000 for service as a member of the Audit Committee; $10,000 for service as a member of the Compensation Committee; and $5,000 for service as a member of the Governance and Nominations Committee. For fiscal 2027, non-employee directors will be paid the following annual cash retainers: $80,000 for service as a member of the Board; $75,000 for service as Chair of the Board; $30,000 for service as Audit Committee Chair; $25,000 for service as Compensation Committee Chair; $15,000 for service as Governance and Nominations Committee Chair; $25,000 for service as Finance and Strategy Committee Chair; $15,000 for service as a member of the Audit Committee; $12,500 for service as a member of the Compensation Committee; $7,500 for service as a member of the Governance and Nominations Committee; and $12,500 for service as a member of the Finance and Strategy Committee. Unless another compensation arrangement is put in place at the time of special committee formation, non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as a committee chair of any additional committee of the Board of Directors that may be formed in the future.
Compensation Committee Interlocks and Insider Participation
Messrs. Riley and Werner and Mses. Dorchak and Le (until September 29, 2025), and Messrs. Abate and Musser and Dr. Hou (from September 29, 2025) served on our Compensation Committee during fiscal 2026. Except for Mr. Werner’s service as Executive Chair during a portion of fiscal 2025, none of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2026. No interlocking relationships existed during fiscal 2026 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for fiscal 2026. PricewaterhouseCoopers LLP was first engaged as our independent auditors for fiscal 2014 and has served as our independent auditors for each subsequent fiscal year. A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although stockholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the stockholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the stockholders.
The Board of Directors recommends
stockholders vote FOR Proposal No. 4.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at https://investor.wolfspeed.com under “Governance”. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s CEO and CFO. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees, and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 28, 2026 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Paul V. Walsh, Jr., Chair
Michael W. Bokan
Mark E. Jensen
Independent Auditor Fee Information
The fees of PricewaterhouseCoopers LLP for the fiscal years shown were as follows:

	Fiscal 2026	Fiscal 2025
Audit Fees	$5,986,131	$3,359,648
Audit-Related Fees	—	—
Tax Fees	—	91,884
All Other Fees	2,000	2,000
Total	$5,988,131	$3,453,532
Audit Fees. This category includes fees billed for the fiscal year shown for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and statutory audits.
Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits.
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning, transfer pricing documentation assistance and tax advice.
All Other Fees. This category includes fees billed in the fiscal year shown for online research tool access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chair. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2026 and fiscal 2025 were approved pursuant to these procedures.

OTHER MATTERS
Other Business
Other than the election of the seven directors listed in this proxy statement, approval of the ESPP, the advisory (nonbinding) vote to approve executive compensation, and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 27, 2027, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2026 Annual Meeting of Stockholders. Under the Company’s Bylaws and the notice provided by the Company on the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2026, any stockholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by August 7, 2026. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the proxies solicited by the Board of Directors may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission such proxies cannot be voted for more than seven nominees.
2027 Annual Meeting of Stockholders
Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2027 must be received by the Company not later than May 18, 2027, which we believe is a reasonable time before we expect to print and mail proxy materials, and must comply with the Securities and Exchange Commission’s rules in other respects.
Other stockholder proposals to be presented at the annual meeting in 2027, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 29, 2027, nor earlier than June 29, 2027. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide written notice that sets forth the information required by the Company’s Bylaws and Rule 14a-19(b), which notice must be delivered to the Secretary of the Company not later than August 28, 2027. The Company or the chair of the meeting at the annual meeting of stockholders may refuse to accept any such proposal that is not in proper form or submitted in compliance with the procedures specified in the Company’s Bylaws or Rule 14a-19, as applicable.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Governance and Nominations Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Governance and Nominations Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval when deemed advisable.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be evaluated by the Governance and Nominations Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.
Any stockholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2027 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2027 Annual Meeting of Stockholders” above.
Stockholder and Interested Party Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between the Board of Directors and stockholders or other interested parties as a matter of corporate governance. To that end the Board of Directors has established a process for use by stockholders and other interested parties who desire to bring matters to the Board’s attention. The process is intended to provide stockholders and other interested parties one means of communicating with directors and is not intended to be exclusive.
Stockholders and other interested parties who desire to send a communication to members of the Board of Directors (including any individual director or the independent members as a group) may submit it either by e-mail addressed to corpsecretary@wolfspeed.com or by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. If the communication is from a stockholder, the communication should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all or the applicable members of the Board of Directors periodically depending on the circumstances of the communication, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to stockholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company expects to engage MacKenzie Partners, Inc. to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $40,000 in total. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 28, 2026 (without exhibits), including financial statements, will be furnished without charge to any stockholder whose proxy is solicited hereby upon written request directed to: Vice President, Investor Relations, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Stockholders Sharing the Same Last Name and Address
Only one Notice or Annual Report and proxy statement, as applicable, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Notice or Annual Report and proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to corpsecretary@wolfspeed.com, by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Stockholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.
Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2026 Annual Meeting of Stockholders will be held virtually at www.virtualshareholdermeeting.com/WOLF2026 on Tuesday, October 27, 2026, at 12:00 p.m. Eastern time.
Dated: September 11, 2026

APPENDIX A

2026 EMPLOYEE STOCK PURCHASE PLAN

(Effective as of August 25, 2026 subject to stockholder approval)

1.Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or contributions (where permitted). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted, and construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. However, the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Common Stock under a Non-Section 423(b) Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Administrator and designed to achieve tax, securities law or other objectives. Except as otherwise provided herein, the Non-Section 423(b) Component will operate and be administered in the same manner as the Section 423(b) Component.

2.Definitions.

(a)“Administrator” shall mean the Board or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 15(b).
(b)“Board” shall mean the Board of Directors of the Company.
(c)“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
(d)“Common Stock” shall mean the common stock of the Company.
(e)“Company” shall mean Wolfspeed, Inc., a Delaware corporation.
(f)“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, overtime, performance bonuses, commissions, incentive compensation, and salary continuation payments that are made pursuant to a payroll practice (e.g., vacation, holiday, sick and short-term disability pay paid to the Employee through an Employer’s payroll system), prior to deduction of any amounts the Employee elects to defer or exclude from income under a deferred compensation plan or an employee benefit plan of an Employer, such as the Company’s Section 401(k) plan and Section 125 cafeteria plans ("employee elective deferrals"). Notwithstanding the foregoing, “Compensation” shall not include: relocation, equalization (including goods and services allowances), sign-on and make-up bonuses; expense reimbursements of all types; payments in lieu of expenses; meal allowances; commuting or automobile allowances; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction; income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase or similar plan of an Employer; Employer contributions to and benefits from (except employee elective deferrals as provided above) any qualified retirement plan, other program of deferred compensation, welfare benefit plan or fringe benefit plan; any Employer contributions to U.S. Social Security and/or a public pension program established in an applicable foreign jurisdiction; any Employer contributions to unemployment taxes or workers’ compensation; costs paid by an Employer in connection with relocation, including gross-ups; any amounts accrued for the benefit of the Employee, but not paid, during the period of reference; and other items of remuneration that that the Stock Plan Manager determines, in his/her discretion and in a uniform and nondiscriminatory manner, are not part of the basic compensation of Employees. The Administrator shall have the discretion to determine the application of this definition to Employees outside the United States.
(g)“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Administrator from time to time in its sole discretion are eligible to participate in the Plan either as a Section 423(b) Employer or Non-Section 423(b) Employer. For the avoidance of doubt, no Subsidiary organized or operating in the People’s Republic of China or Russia shall be a Designated Subsidiary unless expressly approved by the Administrator.
(h)“Employee” shall mean any individual who is treated as an active employee in the records of the Employer, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan.
(i)“Employer” shall mean the Company or any Designated Subsidiary.
(j)“Enrollment Date” shall mean the first day of a Participation Period.
(k)“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the New York Stock Exchange or such other source as the Administrator deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Administrator deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and
(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(l)“Non-Section 423(b) Component” shall mean the provisions of the Plan that allow for the grant of an option under the Plan to an Employee of a Non-Section 423(b) Employer outside the scope of and not in compliance with the requirements set forth in Section 423(b) of the Code.
(m)“Non-Section 423(b) Employer” shall mean any Subsidiary that has been designated by the Administrator as eligible to participate in the Non-Section 423(b) Component of the Plan.
(n)“Participant” shall mean an eligible Employee who has enrolled in the Plan.
(o)“Participation Period” shall mean a period established under this Plan during which an option granted pursuant to the Plan may be exercised unless earlier terminated as provided herein. The Offering Document shall set forth the applicable Participation Period. The Administrator may change the duration and timing of Participation Periods pursuant to Sections 4, 19(b), 19(c), 20(b) or 20(c) hereof. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.
(p)“Plan” shall mean this 2026 Employee Stock Purchase Plan, including both the Section 423(b) Component and the Non-Section 423(b) Component, as it may be amended from time to time.

(q)“Purchase Date” shall mean each date set forth in the Offering Document as a Purchase Date during a Participation Period (in the order in which these dates appear during the Participation Period). The Administrator may change the Purchase Date(s) pursuant to Sections 4, 19(b), 19(c), 20(b) or 20(c) hereof. As used herein, “Purchase Date” shall also mean “New Purchase Date,” where applicable.
(r)“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date, whichever is lower. The Purchase Price may be adjusted by the Administrator pursuant to Sections 19(a) or 20(c) hereof.
(s)“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.
(t)“Section 423(b) Component” shall mean the provisions of the Plan that are designed to meet the requirements for an employee stock purchase plan as set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
(u)“Section 423(b) Employer” shall mean the Company and any Subsidiary, domestic or foreign, that has been designated by the Administrator as eligible to participate in the Section 423(b) Component of the Plan.
(v)“Special Participation Periods” shall mean interim Participation Periods created at the discretion of the Administrator enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Section 423(b) Component or Non-Section 423(b) Component of the Plan, as applicable. The Enrollment Date of a Special Participation Period shall be a date specified by the Administrator, and the last day of a Special Participation Period shall be the second succeeding Purchase Date under the Plan.
(w)“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(x)“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.
3.Eligibility.
(a)Except as otherwise provided in an Offering Document, any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that, (i) for Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, an Employee may be eligible to participate in the Plan, notwithstanding that he or she has not been employed by an Employer for 30 continuous days prior to a given Enrollment Date, and (ii) as provided more fully in Section 22 below, the Administrator may adopt administrative rules, procedures and/or sub-plans limiting the eligibility of or participation by any Employee of a Non-Section 423(b) Employer. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).
4.Participation Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to eligible Employees during one or more Participation Periods selected by the Administrator. The terms and conditions applicable to each Participation Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Dates during such Participation Period during which rights granted under the Plan shall be exercised and purchases of shares of Common Stock carried out during such Participation Period in accordance with such Offering Document and the Plan. The provisions of separate Participation Periods under the Plan may be partially or wholly concurrent and need not be identical.
5.Offering Documents. Each Offering Document with respect to a Participation Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)the length of the Participation Period, which period shall not exceed twenty-seven months;
(b)the Purchase Date(s) within the Participation Period;
(c)the maximum number of shares of Common Stock that may be purchased by any eligible Employee during such Participation Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 shares of Common Stock, subject to such further limitations set forth in this Plan;
(d)in connection with each Participation Period that contains more than one Purchase Date, the maximum aggregate number of shares of Common Stock which may be purchased by any eligible Employee on each Purchase Date during each Participation Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 shares of Common Stock; and
(e)such other provisions as the Administrator determines are appropriate, subject to the Plan.
6.Participation
(a)An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Administrator authorizing payroll deductions or contributions, where permitted, and filing it manually, or in the manner prescribed by the Administrator, with the Company’s stock plan administrator by such time as prescribed by the Administrator, or through such other telephone or electronic arrangements as the Company’s stock plan administrator may prescribe. Contributions other than payroll deductions shall be permitted only to correct errors in the administration of a valid payroll deduction authorization or for an Employee of a Non-Section 423(b) Employer participating in the Non-Section 423(b) Component if the rules of a foreign country prohibit the Non-Section 423(b) Employer from making payroll deductions with respect to such eligible Employee’s Plan participation.
(b)Payroll deductions/contributions for a new Participant shall begin as soon as administratively possible following the Enrollment Date of the Participant’s initial Participation Period, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date, and shall continue unless and until the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

7.Payroll Deductions.
(a)At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the applicable Participation Periods (subject to Section 6(b)) or, where applicable, contributions made in accordance with the established contribution schedule, in whole percentages only not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Periods.
(b)All payroll deductions made for or contributions made by a Participant shall be credited to the Participant’s account under the Plan.
(c)A Participant may discontinue his or her participation in the Plan as provided in Section 11 hereof or may increase to as high as 15% or decrease to as low as 0% the rate of his or her payroll deductions/contributions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction/contribution rate. A decrease in rate shall be effective with the first full payroll period that begins after the Company’s stock plan administrator receives the new subscription agreement. An increase in rate shall be effective as soon as administratively possible following the next succeeding Enrollment Date under the Plan, without regard to whether such Enrollment Date is the first day of a Participation Period for the Participant, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date.
(d)A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless changed by the Participant as provided in Section 7(c) above (in which case the modified subscription agreement shall remain in effect for successive Participation Periods as provided herein) or unless the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.
(e)Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions/ contributions may be decreased to 0% at any time prior to a Purchase Date. Payroll deductions/ contributions at the rate provided in such Participant’s then-current subscription agreement shall resume immediately following such Purchase Date, unless the Participant’s participation in the Plan is sooner terminated, or the Plan is otherwise terminated, as provided in the Plan.
8.Grant of Option.
(a)On the Enrollment Date of each Participation Period applicable to a Participant, the Participant shall be granted an option to purchase on each Purchase Date of such Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions/contributions accumulated on or prior to such Purchase Date and retained in the Participant’s account, by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 9(b) hereof. The Administrator may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 9, unless the Participant is automatically withdrawn and reenrolled as provided in Section 8(b) hereof, the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan, or the option is otherwise sooner terminated as provided in the Plan.
(b)To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on the Trading Day immediately preceding the Enrollment Date for a Participation Period is lower than the Fair Market Value of the Common Stock on the

Enrollment Date for the immediately preceding Participation Period, then all Participants in the immediately preceding Participation Period shall automatically be withdrawn from the immediately preceding Participation Period at 11:59 p.m. on the first Purchase Date of such Participation Period (after the exercise of their options on such date) and re-enrolled in the next succeeding Participation Period effective as of 12:01 a.m. on the Enrollment Date of the next succeeding Participation Period.
9.Exercise of Option.
(a)Unless a Participant’s participation in the Plan is sooner terminated (including as provided in Section 8(b)), or the Plan is sooner terminated, or the option is otherwise sooner terminated, all as provided in the Plan, the Participant’s option shall be exercised automatically on each Purchase Date for the Participation Period applicable to the Participant, and the maximum number of full shares subject to the option (as limited by Section 3(b), 8(a) and/or 9(b)) shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions/ contributions. No fractional shares shall be purchased. If the balance in a Participant’s account after the purchase is made is not sufficient to purchase a full share at the applicable Purchase Price, the balance shall be retained in the Participant’s account until the next Purchase Date, subject to earlier termination of the Participant’s participation in the Plan, or earlier termination of the option or Plan, as provided in the Plan. If the maximum number of full shares that the Participant is eligible to purchase is limited by Section 3(b), 8(a) or 9(b) such that a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account after the purchase is made on the second Purchase Date of a Participation Period, the entire balance will be refunded to the Participant. If a Participant is automatically withdrawn and reenrolled pursuant to Section 8(b) and at that time a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account, the entire balance will be refunded to the Participant.
(b)If the Administrator determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Administrator may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions/contributions accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Administrator shall direct the refund of such payroll deductions/ contributions to the Participant. In the event the Administrator, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate.
(c)All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.
10.Delivery.
(a)As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options.
(b)A Participant may withdraw his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant). For Participants in the Section 423(b) Component, any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

11.Withdrawal.
(a)A Participant may withdraw all, but not less than all, of the payroll deductions/contributions at any time prior to the Purchase Date for a Participation Period by giving written notice to the Company in a form provided by the Company. Such payroll deductions/contributions shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for such Participation Period shall automatically terminate, and no further payroll deductions/contributions for the purchase of shares by such Participant shall be made during such Participation Period. If a Participant withdraws from a Participation Period, other than as provided in Section 8(b) hereof, payroll deductions/contributions for the Participant’s account shall not resume at the beginning of the next succeeding Participation Period unless the Participant timely delivers to the Company a new subscription agreement.
(b)A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

12.Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason during a Participation Period, the Participant shall be deemed to have withdrawn from the Plan as of the effective date of his or her termination of employment, his or her option(s) shall be terminated automatically, and the payroll deductions/contributions credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option(s) shall be refunded to the Participant.
13.Interest. Interest shall not accrue on the payroll deductions/contributions of a Participant in the Plan.
14.Stock.
(a)Subject to adjustment pursuant to Section 19(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is one million seven hundred thousand (1,700,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued. For avoidance of doubt, up to the maximum number of shares authorized for issuance in this Section 14 may be used to satisfy purchases under the Section 423(b) Component of the Plan and any remaining portion of such maximum number of shares may be used to satisfy purchases under the Non-Section 423(b) Component of the Plan.
(b)Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.
15.Administration.
(a)The Plan shall be administered by the Administrator. The Administrator shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrator shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, including which entities shall be Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(b)Notwithstanding the foregoing, the Administrator may delegate, by resolutions adopted prior to or after the effective date of the Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Administrator, or a combination thereof) as the Administrator shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Administrator shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.
16.Transferability. No payroll deductions/contributions credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 11 hereof.
17.Use of Funds. Payroll deductions/contributions received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions/contributions, except to the extent such segregation is required by the laws of a jurisdiction applicable to the Employer.
18.Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account will be made available to Participants following each Purchase Date, which statements shall set forth the total amount used from the Participant’s account to purchase Common Stock, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any, in the Participant’s account.
19.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date, and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Administrator, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting one new Purchase Date for both Participation Periods (the “New Purchase Date”), which shall be prior to the Date of the Company’s proposed dissolution or liquidation and shall be the last Purchase Date under the Plan. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The Administrator shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.
(c)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting one New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed sale or merger, unless provided otherwise by the Administrator. The Administrator shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.
20.Amendment or Termination.
(a)The Administrator may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Administrator action if such stockholder approval is required by any federal, national or state law or regulation of the United States or applicable foreign jurisdiction or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Administrator may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may, without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased by him or her under the Plan.
(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator shall be entitled to designate or un-designate entities as Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld or contributed during a Participation Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, and establish such other limitations and procedures that the Administrator determines in its sole discretion advisable and that are consistent with the Plan and the Code.
(c)If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:
(i)Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;
(ii)Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Administrator action; and/or
(iii)Allocating shares.
Notwithstanding anything in the Plan to the contrary, such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)The Plan shall continue in effect unless terminated pursuant to action by the Administrator, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 10.
21.Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Section 423(b) Component, the Administrator, in its sole discretion, may vary the terms and conditions of separate offerings within the Section 423(b) Component by adopting administrative rules and procedures applicable to such Section 423(b) offering, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objectives of the Plan, and in order to facilitate the operation of the Plan in such jurisdictions. In this regard, unless the Administrator otherwise determines, the Employees of each Section 423(b) Employer shall be deemed to participate in a separate offering from the Company; the terms of participation within any such offering to the Employees of a Section 423(b) Employer shall be the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.
22.Non-Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Non-Section 423(b) Component, the Administrator may, in its sole discretion, adopt administrative rules, procedures and sub-plans applicable to Non-Section 423(b) Employers which are outside the scope of Section 423 of the Code, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or other applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objective of the Plan, in order to facilitate the operation of the Plan in such jurisdictions and/or in order to exclude Employees who are located in a specific jurisdiction as may be determined advisable by the Administrator. For purposes of clarity, the terms and conditions contained herein that are subject to variation for each Non-Section 423(b) Employer shall be documented in writing and approved by the Administrator.
23.Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate if one is requested by the Participant.
24.Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income tax, social insurance, payroll tax, payment on account or other withholding taxes imposed by any jurisdiction), the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction. For purposes of determining similarly situated Employees, Employees who are participating in the Section 423(b) Component shall not be considered to be similarly situated to Employees who are participating in the Non-Section 423(b) Component of the Plan.

25.Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
26.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
27.Term of Plan; Effective Date. The Plan shall become effective on the date adopted by the Board, subject to and conditioned upon approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law. The Plan shall continue in effect until terminated by the Board.
28.Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, United States federal law. All times stated in the Plan shall refer to the time in Delaware.
29.Authorization to Release Necessary Personal Information.
(a)As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.
(b)Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option and Employee’s ability to participate in the Plan.

WOLFSPEED, INC. 4600 SILICON DRIVE DURHAM, NC 27703

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/WOLF2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to WOLFSPEED, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
T03228-P55795	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WOLFSPEED, INC. The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS Nominees: 01) Anthony M. Abate 02) Michael W. Bokan 03) Robert A. Feurle 04) Hong Q. Hou	05) Mark E. Jensen 06) Andreas W. Mattes 07) Paul V. Walsh, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2. APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN					For ☐	Against ☐	Abstain ☐
3. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION					☐	☐	☐
4. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2027					☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting or any adjournments thereof, the persons named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 11, 2026, receipt of which is hereby acknowledged.

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T03229-P55795

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WOLFSPEED, INC. ANNUAL MEETING OF STOCKHOLDERS OCTOBER 27, 2026
The undersigned hereby appoints Robert A. Feurle and Melissa Garrett, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Wolfspeed, Inc. (the “Company”) that the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/WOLF2026 on Tuesday, October 27, 2026 at 12:00 p.m. Eastern time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR EACH OTHER PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE